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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 27, 2017

Dear Fellow Stockholders:

            On behalf of our Board of Directors, I cordially invite you to attend the 2017 Annual Meeting of Stockholders of K12 Inc. ("Annual Meeting") to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on December 14, 2017, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.

            IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of K12.

Sincerely,

Nathaniel A. Davis
Executive Chairman of the Board of Directors

K12 INC.

NOTICE OF 2017 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON
DECEMBER 14, 2017

The annual meeting of stockholders of K12 Inc., a Delaware corporation ("Company"), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Thursday, December 14, 2017, at 10:00 A.M., Eastern Time ("Annual Meeting").

At the Annual Meeting, stockholders will be asked to:

  1.
  Elect eight directors to the Company's Board of Directors each to serve for a one-year term;

  2.
  Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company ("Say on Pay");

  3.
  Consider and vote upon a non-binding advisory vote on the frequency of Say on Pay in future years;

  4.
  Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018; and

  5.
  Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on October 20, 2017, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders on Form 10-K ("Annual Report") for the fiscal year ended June 30, 2017 ("fiscal 2017"), as filed with the U.S. Securities and Exchange Commission ("SEC") on August 9, 2017.

This year we have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 27, 2017.

For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company's common stock as of the close of business on October 20, 2017. To vote at the meeting, those who have beneficial ownership of stock through a bank or broker must bring a legal proxy, which can be obtained only from the broker or bank.

Your vote is important to us. We encourage you to read the Proxy Statement and then vote by Internet, by phone or sign, date and return your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.

By Order of the Board of Directors,
Howard D. Polsky Executive Vice President, General Counsel and Secretary

Herndon, VA
October 27, 2017

IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2017

The 2017 Proxy Statement and the 2017 Annual Report are available at: www.edocumentview.com/LRN.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 14, 2017

We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 27, 2017 we mailed a Notice of Internet Availability of Proxy Materials ("Notice") to all stockholders entitled to vote at the Annual Meeting. The Notice tells you how to:

  •
  View our proxy materials for the Annual Meeting, including this Proxy Statement and the K12 Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2017, on the Internet and vote; and

  •
  Instruct us to send proxy materials to you by mail or email.

This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Thursday, December 14, 2017, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof ("Annual Meeting"). "K12," "we," "our," "us" and the "Company" each refer to K12 Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement will be made available on or about October 27, 2017, to holders of record as of the close of business on October 20, 2017 of our common stock, par value $0.0001 per share ("Common Stock").

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 20, 2017 as the record date ("Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 41,332,774 shares of Common Stock outstanding and entitled to vote.

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present: (i) a plurality of votes present in person or represented by proxy at the Annual Meeting is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (ii) the non-binding advisory resolution approving the executive compensation of the named executive officers of the Company, (iii) the non-binding advisory vote on the frequency of Say on Pay in future years, (iv) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018 ("fiscal 2018"), and (v) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

  •
  FOR the election of each of the Board of Director nominees named in Proposal 1;

  •
  FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

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  For ONE YEAR as the non-binding, advisory frequency of Say on Pay in future years in Proposal 3;

  •
  FOR Proposal 4, the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2018; and

  •
  In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast "For" or "Against" a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock entitled to vote.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

The Company has retained D. F. King & Co. ("DF King") to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (800) 431-9633 (banks and brokers may call (212) 269-5550) or via email at K12@dfking.com.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

The following addresses some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on October 20, 2017, the Record Date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is K12 calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon Annual Meeting matters, including the election of directors, a non-binding advisory resolution approving the compensation of the Company's named executive officers, a non-binding advisory vote on the frequency of Say on Pay in future years, and the ratification of the appointment of our independent registered public accounting firm.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR each of Proposals 1, 2 and 4 and for "ONE YEAR" as the frequency of Say on Pay in future years for Proposal 3.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please vote electronically via the Internet or by telephone by following the instructions provided by your bank or broker or complete, date, sign and promptly mail the proxy card (if you request a paper copy) in the envelope provided, which requires no postage if mailed in the United States.

May I vote in person?

Yes. If you were a stockholder of record as of the close of business on October 20, 2017, you may attend the Annual Meeting and vote your shares in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or agent?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors in Proposal 4), but not with respect to non-routine matters (such as Proposals 1, 2 and 3). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters. Broker non-votes on non-routine matters will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person, even if you have previously voted using one of the available methods.

When and where is the Annual Meeting?

The Annual Meeting will be held on December 14, 2017 at 10:00 A.M., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact K12 to assist you with questions about the Annual Meeting. You may reach K12 at:

K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000

You may also contact DF King to assist you with questions about proxies or voting. You may reach DF King at:

D.F. King & Co., Inc.,
48 Wall Street, 22nd Floor
New York, New York 10005
(800) 431-9633
Banks and brokers may call (212) 269-5550

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long-term and to achieve its educational mission. The Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company's corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.K12.com under the Investor Relations-Governance section.

Our corporate governance and business conduct best practices include:

  •
  Regular executive sessions of non-management directors;

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  All directors are independent except our Executive Chairman and our Chief Executive Officer;

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  An over-boarding policy limiting other board service;

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  A Lead Independent Director with delineated authority and responsibility;

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  Director and executive officer stock ownership guidelines; and

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  A policy prohibiting hedging, pledging and short sales of our stock by directors and employees.

We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended, ("Exchange Act") regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Board of Directors

Term of Office.    All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board and Committee Meetings and the 2016 Annual Meeting.    Our Board of Directors met seven times in person or telephonically during fiscal 2017. Each director attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Two members of our Board of Directors attended our 2016 Annual Meeting of Stockholders: Mr. Davis and Mr. Udell. Our director attendance policy is included in our Corporate Governance Guidelines, which is available on our website at www.K12.com.

Communication with Directors.    Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or an individual director, or our management or independent advisors and will determine whether any response is necessary.

Director Independence

Our Board of Directors has affirmatively determined that each of our non-employee directors is "independent" as defined in the currently applicable listing standards of the New York Stock Exchange ("NYSE") and the rules and regulations of the Securities and Exchange Commission ("SEC"). Messrs. Davis and Udell are not independent under either NYSE or SEC rules because they are each an executive officer of the Company. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Messrs. Davis and Udell, will serve as an independent director.

Board of Directors Leadership Structure

Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board of Directors has evaluated its leadership structure and determined that Mr. Davis should serve as Executive Chairman of the Board and that Dr. Barrett should serve as Lead Independent Director.

Chairman.    Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of chairman and chief executive officer based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to appoint Mr. Davis as Executive Chairman was based on a number of factors that made him particularly well-suited for the role. These factors included his prior position as Executive Chairman and Chief Executive Officer, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company's business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. Additional factors supporting the current leadership structure are described on page 27. In consultation with our Lead Independent Director and the Chief Executive Officer, the Executive Chairman sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors.

Lead Independent Director.    The role of the Lead Independent Director is to facilitate communications between the Executive Chairman and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Dr. Barrett, serves as the liaison between the Board of Directors and the Executive Chairman, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Executive Chairman to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.

Executive Sessions of the Board.    Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors may also meet without management present at other times as requested by any independent director. As Lead Independent Director, Dr. Barrett chairs the executive sessions of the Board of Directors.

Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee. As of the date of this Proxy Statement, membership on the Committees of the Board of Directors is as follows:

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Mr. Fink, who serves as the Chairman, Ms. Alvarez and Mr. Bron. Our Board of Directors has determined that each of Messrs. Fink and Bron and Ms. Alvarez qualify as independent directors under the applicable NYSE listing requirements and SEC regulations.

The Audit Committee met nine times during fiscal 2017. The meetings to review the Company's quarterly and annual periodic filings with the SEC each include at least two separate sessions (which together count as only one meeting). Mr. Fink engaged in routine separate communications with the Company's external auditors and Chief Financial Officer, held the required executive sessions at each meeting, and requested participation by outside counsel, as needed. The Audit Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. In addition, our Board has determined that Messrs. Fink and Bron and Ms. Alvarez are each an audit committee financial expert as that term is defined under the Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

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  discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

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  approving the audited financial statements of the Company to be included in our Annual Report on Form 10-K;

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  reviewing and recommending annually to our Board of Directors the selection of an independent registered public accounting firm;

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  pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and

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  reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

Compensation Committee

The Compensation Committee consists of Mr. Engler, who serves as the Chairman, and Messrs. Fink and Tisch. Our Board of Directors has determined that each of Messrs. Engler, Fink and Tisch qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations.

The Compensation Committee met seven times during fiscal 2017. The Compensation Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. These include:

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  reviewing the compensation philosophy of our Company;

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  reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Executive Chairman and our CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Executive Chairman's and our CEO's total compensation;

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  reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

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  considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits; and

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  performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Tisch, who serves as the Chairman, Messrs. Bron and Engler and Ms. McFadden. Our Board of Directors has determined that each of Messrs. Tisch, Bron and Engler and Ms. McFadden qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations. Our Board of Directors has adopted Corporate Governance Guidelines which are available on our website at www.K12.com.

The Nominating and Corporate Governance Committee met four times during fiscal 2017. The Nominating and Corporate Governance Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:

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  personal and professional integrity, ethics and values;

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  experience in corporate management, such as serving as an officer or former officer of a publicly-traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today's business and regulatory environment;

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  experience in the field of education policy and administration;

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  service as a board member of another publicly-traded company; and

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  practical and mature business judgment, including the ability to make independent analytical inquiries.

In fiscal 2017, the Board amended its Corporate Governance Guidelines to expressly include consideration of diversity in identifying director nominees. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess a mix of the appropriate backgrounds, talent, gender, race, perspectives, skills and expertise to oversee the Company's business. Currently, the Board has a male and female director of Hispanic descent and an African American director, one of which we added in fiscal 2017. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year's annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company's proxy statement. Recommendations should be submitted to the corporate secretary of the Company at K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.

Mses. Alvarez and McFadden were appointed to the Board of Directors during 2017 to fill vacancies on the Board of Directors and therefore are standing for election as directors for the first time. Our directors as a group, recommended Mses. Alvarez and McFadden to the Nominating and Corporate Governance Committee, which vetted them prior to their appointment to the Board of Directors.

Academic Committee

The Academic Committee consists of Dr. Barrett, who serves as the Chairman, and Messrs. Davis and Engler. The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.

The Academic Committee has a charter, available on our website at www.K12.com, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee participated in three meetings of the Company's Educational Advisory Committee during fiscal 2017. Under its charter, the responsibilities of the Academic Committee include:

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  monitoring the effectiveness of the Company's education products and services;

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  evaluating and implementing recommendations of the Company's Educational Advisory Committee; and

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  making recommendations to the Board of Directors and management to ensure continuous improvement in academic outcomes for the public and private schools served by the Company.

Risk Management

Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Executive Chairman, our CEO and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements or information technology cyber-security protections and preparedness. Because our Executive Chairman and our CEO also set the agenda for the Board of Directors' meetings, each functional division of the Company can identify risk-related topics that may require added attention, such as evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, and information security. Each quarter, our Executive Chairman and our CEO also present an assessment of the strategic, financial and operational issues facing the Company, which includes a review of associated risks and opportunities.

Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2017, the Audit Committee continued to work directly with a major independent accounting firm to support the Company's internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.

While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas.

  •
  The Audit Committee oversees financial reporting and internal controls, and discusses with management the Company's policies with respect to those matters. This includes various risk management reports prepared by our internal audit department and provided to our Audit Committee on a quarterly basis. In addition, our Audit Committee assists the Board of Directors in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal Compliance and

    Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee provides semi-annual reports to the Audit Committee on the Company's legal risks and compliance-related matters in the schools we serve.

  •
  Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 58.

  •
  Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning for our directors and corporate governance.

Director Compensation for Fiscal 2017

In fiscal 2017, pursuant to our Amended Non-Employee Directors Compensation Plan ("Directors Compensation Plan"), our non-employee directors received annual cash retainers for service on the Board of Directors and assigned committees and annual restricted stock awards. Messrs. Davis and Udell, our Executive Chairman and Chief Executive Officer, respectively, received no additional compensation for their service on our Board of Directors.

Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $60,000 and an additional amount for each committee on which the non-employee director serves as shown below:

	Additional Cash Retainer
Committee	Chair	Member

Audit Committee	$35,000	$10,000

Compensation Committee	$15,000	$5,000

Nominating and Corporate Governance Committee	$10,000	$5,000

Academic Committee	$5,000	$5,000

The Directors Compensation Plan also provides for annual restricted stock awards for each non-employee director, valued at $100,000 as of the grant date (prorated for a partial year of service), with the shares underlying such awards vesting fully one year from the date of the grant. The restricted stock awards were granted on January 3, 2017 to all non-employee directors who held such positions at the beginning of the calendar year.

The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Aida M. Alvarez (2)	15,385	72,059	87,444

Craig R. Barrett (3)	62,691	100,000	162,691

Guillermo Bron (4)	67,500	100,000	167,500

Fredda J. Cassell (5)	28,278	—	28,278

Kevin P. Chavous (6)	29,333	98,623	127,956

Adam L. Cohn (7)	32,500	—	32,500

John M. Engler (8)	72,500	100,000	172,500

Steven B. Fink (9)	87,500	100,000	187,500

Liza McFadden (10)	—	—	—

Jon Q. Reynolds (11)	60,000	100,000	160,000

Andrew H. Tisch (12)	65,000	100,000	165,000

(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with FASB ASC Topic 718. On January 3, 2017, each non-employee director who held such position at the beginning of the calendar year, other than Ms. Cassell, received an award of 5,714 shares of restricted stock that vests on January 3, 2018.

(2)
Ms. Alvarez joined the Board of Directors in April 2017. The amounts shown represent a pro-rated portion of her annual director compensation based on her partial year of service in fiscal 2017. As of June 30, 2017, Ms. Alvarez held 3,870 unvested restricted shares.

(3)
As of June 30, 2017, Mr. Barrett held 16,361 unvested restricted shares.

(4)
As of June 30, 2017, Mr. Bron held 16,361 unvested restricted shares.

(5)
On January 4, 2017, Ms. Cassell resigned from the Board of Directors. The amount of fees shown represents a pro-rated portion of Ms. Cassell's annual retainer based on her partial year of service. Ms. Cassell was not granted a restricted stock award for fiscal 2017.

(6)
Mr. Chavous was a member of our Board of Directors from January 2017 to October 2017. Accordingly, the amounts shown represent a pro-rated portion of his annual director compensation based on his partial year of service in fiscal 2017. As of June 30, 2017, Mr. Chavous held 5,668 unvested restricted shares.

(7)
Mr. Cohn did not stand for re-election at the 2016 Annual Meeting of Stockholders and his term on the Board of Directors ended at the conclusion of such Annual Meeting. The amount of fees shown represents a pro-rated portion of Mr. Cohn's annual retainer based on his partial year of service. Mr. Cohn was not granted a restricted stock award for fiscal 2017. Mr. Cohn continues to serve the Company as a consultant. As of June 30, 2017, Mr. Cohn held 10,647 unvested restricted shares.

(8)
As of June 30, 2017, Mr. Engler held 16,361 unvested restricted shares.

(9)
As of June 30, 2017, Mr. Fink held 16,361 unvested restricted shares.

(10)
Ms. McFadden was appointed to the Board of Directors on August 2, 2017, after the end of fiscal 2017.

(11)
On August 7, 2017, Mr. Reynolds resigned from the Board of Directors. As of June 30, 2017, Mr. Reynolds held 16,361 unvested restricted shares.

(12)
As of June 30, 2017, Mr. Tisch held 16,361 unvested restricted shares.

Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 66 for additional information on the beneficial ownership of the Company's common stock by each of our directors.

Director Stock Ownership Guidelines

The Company encourages each director to purchase shares of the Company's common stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, in early fiscal 2017 we adopted minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, these directors must hold shares of the Company's stock equal to the lesser of: (i) three times the annual cash retainer and (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin Board service, whichever date is later.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors currently has nine members: Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Liza McFadden, Andrew H. Tisch and Stuart J. Udell. In October 2017, Mr. Tisch expressed his intention to retire from the Board of Directors and accordingly his term will end at the conclusion of the 2017 annual meeting.

The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of eight directors, Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Liza McFadden, and Stuart J. Udell, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Nominees for election to the Board of Directors shall be elected by a plurality of votes present in person or by proxy at the annual meeting and entitled to vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors.

Aida M. Alvarez, Age 68

Ms. Alvarez joined us a director in April 2017 and is a member of our Audit Committee. She currently serves as Chair of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton's Cabinet from 1997-2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993-1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Oportun, Inc. (formerly Progress Financial Corporation) since 2011; Zoosk, Inc. since 2015; and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). Ms. Alvarez holds a Bachelor's Degree from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience, and ability to bring diverse perspectives to the Board.

Craig R. Barrett, Age 78

Dr. Barrett joined us as a director in September 2010, currently serves as Chairman of our Academic Committee and became our Lead Independent Director in September 2017. He served as Chairman and Chief Executive Officer of Intel Corporation from 1998, until his retirement in 2009, having served in various roles, including Chief Operating Officer, since joining Intel Corporation in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; Chairman of Change the Equation, an organization promoting widespread literacy in science, technology, engineering and math (STEM); President and Chairman of BASIS Schools, Inc.; Vice Chair of the Science Foundation Arizona; and Co-Chairman of the Business Coalition for Student Achievement. Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.

Guillermo Bron, Age 65

Mr. Bron joined us as a director in July 2007 and currently serves as a member of our Nominating and Corporate Governance Committee and our Audit Committee. Mr. Bron was Managing Director at Pine Brook Road Partners, LLC, an investment firm, from December 2013 to June 2017, and served as a Managing Director of Acon Funds Management LLC, a private equity firm, from 2006 to 2012. Mr. Bron has also served as Chairman and a director of United Pan Am Financial Corp. (UPFC) since 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly-owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has served as Chairman of idX Corporation since 2008, and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because of his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, which enables him to bring valuable insights to the Board of Directors in the areas of finance and strategy. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.

Nathaniel A. Davis, Age 63

Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our Chief Executive Officer, serving in that role through February 2016. He also is a member of our Academic Committee. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company's merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer and a board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica Switching. Mr. Davis received an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

John M. Engler, Age 69

Mr. Engler joined us as a director in October 2012 and is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and our Academic Committee. He served as President of the Business Roundtable from January 2011 to July 2017. From 2004 to 2011, Mr. Engler was the President and Chief Executive Officer of the National Association of Manufacturers. He was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation from 2003 to 2004. Mr. Engler served as Michigan's 46th governor for three terms from 1991 to 2003. He has served on the board of directors of Universal Forest Products Inc. since 2003 and is a member of its Compensation Committee. He is also a director of Munder Capital Management. Previously, Mr. Engler was a director of Northwest Airlines from 2003 to 2008, a director of Dow Jones & Company, Inc. from 2005 to 2007, and a director of Delta Airlines from 2008 to 2012. Mr. Engler holds a B.S. in Agricultural Economics from Michigan State University and a J.D. from the Thomas M. Cooley Law School. Mr. Engler was selected as a director because of his executive and legislative expertise as a state governor, including working with state education budgets, and for his business experience. The Board of Directors also benefits from Mr. Engler's perspective as a director of numerous public companies and as a member of their audit committees.

Steven B. Fink, Age 66

Mr. Fink joined us as a director in October 2003, currently serves as Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Fink is the Deputy Chairman of Heron International and a Director of the Foundation of the University of California, Los Angeles. Mr. Fink served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the Boards of Podium Data, City of Hope, the Smithsonian National Museum of American History and the Herb Ritts Foundation, and is a member of The J. Paul Getty Photographs Council. From 1999 to 2009, Mr. Fink served as a director of Leapfrog, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

Liza McFadden, Age 54

Ms. McFadden joined us as a director in August 2017 and is a member of our Nominating and Corporate Governance Committee. Ms. McFadden is President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy, a position she has held since 2012. She is a former high school teacher, Florida Department of Education administrator, and served in Governor Jeb Bush's administration.

Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board. She holds a Master's degree from Florida State University and a Bachelor's Degree from Fitchburg State University. Ms. McFadden was selected as a director because of her dedication to the education community and expertise in literacy.

Stuart J. Udell, Age 50

Mr. Udell joined us as a director and as Chief Executive Officer in February 2016. Mr. Udell brings significant strategic and operational experience to K12 in the education industry. Most recently, Mr. Udell served as Executive Chairman (from 2015-2016) and Chief Executive Officer (from 2010-2016), of Catapult Learning, LLC, a privately-held provider of instructional services, professional development, and operator of schools. Prior to joining Catapult Learning, from 2009-2010, Mr. Udell was the President of Postsecondary Education at The Princeton Review. He was concurrently, from 2007-2010, the Chief Executive Officer of Penn Foster Inc., a global leader in high school and career-focused online learning, which was acquired by The Princeton Review. Mr. Udell spent 11 years at Kaplan, most recently as President of Kaplan K12 Learning Services (from 2002-2007), where he built the K-12 school division. From 1997-2001, Mr. Udell was President of the School Renaissance Institute, the training, publishing, and research subsidiary of Renaissance Learning Inc. Mr. Udell has served the last 13 years on the board of directors of the National Dropout Prevention Center/Network at Clemson University. Mr. Udell holds a MBA from Columbia University and a BS from Bucknell University.

RETIRING DIRECTOR

Mr. Tisch has expressed his intention not to stand for re-election to the Board of Directors at the 2017 annual meeting. We express our appreciation to Mr. Tisch for his service to the Company.

Andrew H. Tisch, Age 68

Mr. Tisch joined us as a director in August 2001 and served as Chairman of the Board of Directors from May 2007 to June 2012. He currently is Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Since 1985, Mr. Tisch has been a director of Loews Corporation, where he currently serves as Co-Chairman of its board, Chairman of its executive committee and, since 1999, as a member of its Office of the President. Mr. Tisch has also served as a director of three subsidiaries of Loews Corporation: Diamond Offshore Drilling, Inc. since 2011, CNA Financial Corporation since 2006, and Boardwalk Pipeline Partners, LP since 2005. Mr. Tisch previously served as a director of Bulova Corporation from 1979 to 2008 and as a director of Lord & Taylor from 2006 to 2008. Mr. Tisch engages in numerous public service activities including serving as a member of the Board of Overseers and executive committee member of Weill Cornell Medicine, trustee of the Brookings Institution, and as a member of the Dean's Advisory Board at the Harvard Business School. Mr. Tisch holds a B.S. in Hotel Administration from Cornell University and an M.B.A. from Harvard University. Mr. Tisch was selected as a director because of his extensive experience having served as president or chairman of various multinational companies over his career in addition to his membership on various boards of public companies which allows him to provide the Board of Directors with leadership and a variety of perspectives on important strategic and governance issues. The Board of Directors also benefits from his involvement in higher education and non-profit organizations.

Executive Officers

Set forth below is biographical information for each of our current executive officers who is not also a director.

Kevin P. Chavous, President, Academics, Policy & Schools Group, Age 61

Mr. Chavous joined us in January 2017 and currently serves as President, Academics, Policy & Schools Group. He was a director from January 2017 to October 2017 and was a member of our Nominating and Corporate Governance Committee and Academic Committee until October 2017. He is the Founder and Chief Executive Officer of The Chavous Group, an educational consulting firm, a position he has held since January 2012 and is a founding Board Member of the American Federation for Children ("AFC"). He served as AFC's Executive Counsel from 2012-2016. Previously, Mr. Chavous was a partner at the SNR Denton law firm from 2002-2012 and served as a member of the Council of the District of Columbia from 1992-2004, where he was Chair of the Council's Education Committee. He also has served on the board of various charter schools across the country including the Friendship Charter Schools in Washington, DC. Mr. Chavous has a B.A. from Wabash College and holds a J.D. from the Howard University School of Law.

Allison B. Cleveland, Executive Vice President of School Management and Services, Age 44

Ms. Cleveland joined us in October 2002 and currently serves as Executive Vice President of School Management and Services. During her time at K12, Ms. Cleveland has been instrumental in building the managed public school line of business. Prior to her role as Executive Vice President, she served as the Senior Vice President of School Services, overseeing academic and operational services in the managed public schools. Prior to that, Ms. Cleveland was the Regional Vice President of the Southern Region, responsible for schools in the Southeast portion of the United States. In her early years at K12, Ms. Cleveland worked in support of new school start-up and school operations, where she was responsible for the successful launch of K12 Virtual Academies throughout the country. Ms. Cleveland began her career at Andersen Consulting, where she focused on clients in the telecommunications industry and government. She holds a BSE in Biomedical and Electrical Engineering from Duke University and an MBA and MA in Education from Stanford University. Ms. Cleveland also currently serves as a director for the Foundation for Blended and Online Learning.

Howard D. Polsky, Executive Vice President, General Counsel and Secretary, Age 66

Mr. Polsky joined us in June 2004 and serves as Executive Vice President, General Counsel and Secretary. Mr. Polsky previously held the position of Vice President and General Counsel of Lockheed Martin Global Telecommunications from 2000 to 2002. Prior to its acquisition by Lockheed Martin, Mr. Polsky was employed by COMSAT Corporation from 1992 to 2000, initially serving as Vice President and General Counsel of COMSAT's largest operating division, and subsequently serving on the executive management team as Vice President of Federal Policy and Regulation. From 1983 to 1992, Mr. Polsky was a partner at Wiley, Rein & Fielding, and was an associate at Kirkland & Ellis from 1979 to 1983. Mr. Polsky began his legal career at the Federal Communications Commission. He received a B.A. in Government from Lehigh University and a J.D. from Indiana University. Mr. Polsky currently serves as a member of the Advisory Board to the Lehigh University College of Arts and Science.

James J. Rhyu, Executive Vice President and Chief Financial Officer, Age 47

Mr. Rhyu joined us in June 2013 and serves as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

Joseph P. Zarella, Executive Vice President, Business Operations, Age 58

Mr. Zarella joined us in October 2014, and serves as Executive Vice President, Business Operations, leading the Company's marketing organization, information technology organization, enrollment and customer care operations, as well as contract provisioning, billing and collections functions. Mr. Zarella has more than 20 years of customer service, sales and marketing operations, and information technology management experience. Prior to joining the Company, Mr. Zarella served as Chief Service Officer for SiriusXM Satellite Radio and its predecessor company, XM Satellite Radio, since 2006. In this role, he led the Company's sales, marketing, customer service and retention operations. Before joining XM Satellite Radio, he served at Constellation NewEnergy as Managing Director of Operations, where he was responsible for setting the corporate operations consolidation strategy. Prior to that, he was Vice President of Revenue Operations for XO Communications for six years, which followed after more than ten years of experience at MCI Communications serving as Vice President of Financial Operations and holding several executive operations leadership positions. Mr. Zarella holds a B.S. in Information Systems from the University of Massachusetts and an M.B.A. in International Finance from the University of Dallas.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our fiscal 2017 compensation for the following named executive officers ("NEOs"):

  •
  Nathaniel A. Davis, Executive Chairman

  •
  Stuart J. Udell, Chief Executive Officer

  •
  James J. Rhyu, Executive Vice President and Chief Financial Officer

  •
  Allison B. Cleveland, Executive Vice President, School Management and Services

  •
  Joseph P. Zarella, Executive Vice President, Business Operations

Executive Summary

From our inception in 1999, we have offered online curriculum, educational services and software designed to facilitate individualized learning for students in kindergarten through 12th grade. In 2014 we embarked on a multi-year strategic business plan to ensure that students were provided with the technology, curriculum, instruction and family support services to maximize their opportunity for academic success. That plan required significant investments, including the transition to a new learning platform and creation of a next generation curriculum, as well as exiting non-strategic businesses. We shifted our early priorities for revenue and enrollment growth to focus instead on building the software, systems and products necessary to ultimately establish schools of academic quality. In addition, this all occurred in an environment of rapidly changing education policy and regulatory requirements. The initiatives we took, combined with these external factors, led to an expected slower rate of enrollment growth, academic challenges and operational adjustments as the strategic plan was being implemented.

During this period, while our stock price declined for a time, we sought to maintain an engaged executive team and, therefore, adopted incentive compensation arrangements necessary to successfully execute the strategic plan. Among other things, we tailored our compensation programs toward achieving the academic, operational and financial milestones within the plan which we believe will increase long-term stockholder value by attracting and retaining more students in better performing schools. In fiscal 2017 we saw this approach begin to yield some positive results as our student enrollment levels improved, capital expenditures tapered, free cash flow increased, and the number of schools in academic jeopardy significantly declined. We describe these successes in more detail in the section below titled "Performance Highlights."

In addition, we heard the concerns raised by stockholders regarding a disconnect between pay and performance in prior years and we took meaningful actions to address those concerns. Given our previous non-majority "Say on Pay" votes, this year we engaged much earlier in an extensive stockholder outreach effort to understand and respond to the particular issues raised by stockholders, including our executive team's past performance and pay. In fiscal 2017 and, again in early fiscal 2018 prior to making our fiscal 2018 compensation decisions, we reached out to our most significant stockholders to seek their input on our compensation philosophy and approach. With participation from our investor relations and human resources executives, along with a member of our Compensation Committee, over this period we contacted over 35 stockholders and engaged in meaningful dialogue with holders of more than 20% of our outstanding shares. This stockholder feedback is summarized in the section below titled "Stockholder

Engagement" and the following highlights some of the key decisions we made based on the feedback received during both fiscal 2017 and 2018:

  •
  No Pay Level Increases.   Pay levels for our new CEO in fiscal 2016 were set below the levels previously in effect for our prior CEO, Mr. Davis, who now serves as our Executive Chairman. Neither our Executive Chairman nor our CEO received a base salary or target bonus compensation level increase for fiscal 2017 and we have extended that "no increase" policy to the base salaries and target bonus compensation levels for all of our executive officers for fiscal 2018.

  •
  Elimination of Certain Bonus Payouts   We eliminated bonus payouts for achieving qualitative individual goals for our Executive Chairman and CEO. In addition, the weighting of qualitative individual goals for our other executive officers is being reduced, which we believe will maximize the attention of these executives on corporate rather than individual goals and establish a more unified executive performance culture.

  •
  Reduced Equity Grant Awards.   Unlike fiscal 2016, no extraordinary equity awards were granted to any of our NEOs during fiscal 2017. Our Executive Chairman and our CEO received only a single annual equity award (as provided pursuant to their employment agreements). These awards are 100% performance-based with no guaranteed vesting if performance metrics are not met. Beginning in fiscal 2017, annual equity awards granted to our other executive officers also include a significant performance-based component, thus reducing time-based awards and requiring achievement of specific performance objectives. No option awards were granted to any of our NEOs in fiscal 2017.

  •
  Adopted Ambitious LTIP Program.   We adopted a long-term incentive plan ("LTIP") in fiscal 2016, pursuant to which performance share units ("PSUs") were granted to our executive officers. The awards may be earned based on the achievement of pre-established school academic standing and student retention objectives at the end of two and three year performance periods. This special LTIP program was designed as a "stretch" plan requiring substantial improvement in these two categories before any portion of the award could be earned. Awards under the LTIP are not granted on an annual basis.

  •
  Elimination of Duplicate Performance Metrics.   For fiscal 2018 we have modernized our incentive plan framework to ensure that the same performance criteria are not duplicated across both our annual bonus and equity incentive plans. While our free cash-flow measure of EBITDA-CapEx was used in fiscal 2017 for both plans, in fiscal 2018, this measure is used only as a performance measure for equity incentive grants to ensure that executives do not receive duplicate payouts for a singular achievement.

  •
  Expanded Use of Stockholder Return Metrics.   To ensure that a portion of our executives' compensation is linked directly to stockholder returns, in fiscal 2016 we granted market-based restricted stock awards ("RSAs") to our Executive Chairman and our CEO that could be earned only upon our achieving stock price appreciation thresholds. This performance metric was extended to RSAs granted to our other executive officers in fiscal 2017. For fiscal 2018, a new total stockholder return modifier will be used for RSAs granted to our executive officers, other than the Executive Chairman and the CEO.

Performance Highlights

While there is still progress remaining to fulfill our mission and achieve our full potential, we have begun to attain positive results from our redefined business strategy. For fiscal 2017, our key achievements included:

  •
  Strong Stock Price Performance.   From June 30, 2016 to October 20, 2017, our stock price increased by 44.4%, representing an attractive return to stockholders and a 13.4% premium over the return of the Russell 2000 index, during the same time period.

  •
  School Academic Improvement.   Our LTIP included a major component (70% of each PSU award) tied to academic performance at the online public schools we manage ("Managed Public Schools"). This component of the awards would be earned based on our reducing, over a 2 and 3 year performance period, the number of schools in jeopardy of being closed. As of the end of fiscal 2017, we had reduced the number of these schools from 11 to three, resulting in the first tranche of these LTIP awards being earned at the "outperform" level.

  •
  Industry Recognition and Student Enrollments.   We received peer and industry awards for our online education products, including an award from ComputED Gazette for our new Summit Curriculum and an award from United States Distance Learning Association (USDLA) for LearnBop, in recognition of our online learning solution from Fuel Education. Our fiscal 2017 total average student enrollments increased 0.7% over fiscal 2016, our first enrollment increase since fiscal 2014.

  •
  Strong Operating and Cash Flow Performance.   We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and performance-based equity awards and delivered solid performance for the year, as illustrated in the following table:

Metric	Fiscal 2016 Actual Performance	Fiscal 2017 Target Level	Fiscal 2017 Actual Performance

Cash flow—Adjusted EBITDA minus CapEx	$44.9M	$55.3M	$66.5M

Margin—Adjusted EBITDA Margin	12.4%	12.5%	12.9%

Profit—Adjusted Operating Income	$39.6M	$40.7M	$41.8M

Revenue	$872.7M	$921.7M	$888.5M

  We exceeded our target levels for our cash flow, margin and profit metrics, which for fiscal 2017 were expressed on an "adjusted" basis to eliminate the impact of certain extraordinary and variable elements that are beyond the control of our executives. Please refer to discussion titled Fiscal 2017 Compensation Decisions beginning page 32 for a discussion of how these non-GAAP financial measures are calculated. While we did not achieve our revenue target for the year, our performance nonetheless reflected 1.8% revenue growth over fiscal 2016 results.

  •
  Core Business Achievements.   In fiscal 2017, we successfully renewed our service agreement with one of our largest fully-managed online public school customers for a five-year term, the Ohio Virtual Academy, and gained a new fully-managed public school customer, Insight PA. These contracts demonstrate continuing interest of independent virtual charter school boards in pursuing fully-managed virtual schools.

Stockholder Engagement

As our business strategy and executive compensation programs have evolved in recent years, we have sought to provide executive compensation programs that are aligned with stockholder expectations and responsive to the extensive stockholder input we have sought and received on our executive compensation programs. We continue to engage in meaningful dialogue with our stockholders to identify and address their concerns regarding our executive pay practices. We were disappointed with the results of our annual advisory vote to approve executive compensation for fiscal 2016, where less than a majority of our stockholders voted in favor, and we increased our stockholder outreach efforts in fiscal 2017 and 2018.

In October 2017, we engaged a new proxy solicitation firm to build upon the prior stockholder outreach efforts made in November 2016 when we contacted our top 35 stockholders to seek to better understand investor concerns in this area. These outreach efforts were conducted by our investor relations and human resources executives with the assistance of Jon Q. Reynolds, Jr., who, at the time was our Lead Independent Director and a member of our Compensation Committee. We believed that among our Board members, Mr. Reynolds was best positioned to discuss executive compensation issues from a stockholder perspective due to his position as a General Partner of Technology Crossover Ventures, which together with its affiliates (collectively, "TCV"), constitute our largest investor and a holder of approximately 10% of our common shares.

These discussions covered our executive compensation programs and practices generally, and addressed the fundamental shift in our business strategy, which had impacted near term profitability. We explained to our stockholders that, in order to incentivize executives to execute on our redefined business strategies, the performance objectives and compensation program design for our executives must reflect this near-term impact in a realistic way in order to provide fair rewards for executive contributions toward achieving important milestones for our business. We also discussed our executive leadership structure, which changed in fiscal 2016, including the implementation of an engaged, full-time Executive Chairman position filled by our former CEO, Mr. Davis. We explained to our stockholders the value that our Board of Directors believes Mr. Davis continues to bring to the Company and the importance of his role, which includes fostering relationships with key industry leaders and executing on our corporate development strategies.

In fiscal 2018, we repeated this process, but commenced it much earlier in the year. In August and September 2017, we reached out to a slightly narrower group of our top 25 stockholders, with the goal of receiving meaningful feedback in advance of our making compensation decisions for fiscal 2018. Although the response rate from stockholders in fiscal 2017 and 2018 was not extremely high, we engaged in substantive discussions with nine of our largest holders over this 12 month period, which represented more than 20% of our outstanding shares.

Throughout these discussions, many of our stockholders have expressed general support for our executive compensation structure and have acknowledged favorably the many changes we have made in response to our continued discussions. But our stockholders also continued to provide constructive feedback on potential improvements to our compensation programs. We listened to these concerns and have thoughtfully considered them. During fiscal 2017, our Compensation Committee met seven times and discussed this stockholder feedback and potential corresponding design changes to our executive compensation programs at nearly all of these meetings. The following table summarizes this key stockholder feedback and the responsive actions we have taken to improve our compensation programs.

Stockholder Feedback	Responsive Actions
Pay for performance disconnect—increased compensation with decreased Company performance.	Reduced targeted compensation level for our CEO position in fiscal 2016.

Neither our Executive Chairman nor our CEO received an increase in base salary or target total compensation during fiscal 2017 and we have not increased the base salary levels for any of our executive officers for fiscal 2018.

No extraordinary one-time equity awards were granted to any NEOs in fiscal 2017.

We eliminated individual qualitative criteria from our annual bonus program for our Executive Chairman and CEO and decreased the weighting of individual performance management objectives ("PMOs") for other executive officers.
Key fiscal 2017 performance targets were set above fiscal 2016 levels and key fiscal 2018 performance targets are aligned to our fiscal 2018 budget and set above actual fiscal 2017 levels.

A strict analysis of performance against quantitative metrics was used to determine bonuses and equity award vesting for our Executive Chairman and CEO. While total bonus award potential under our Umbrella Bonus Plan was $1,950,000 and $1,200,000, respectively, actual payouts under the quantitative analysis were substantially lower.

Concern over rigor associated with stock price hurdle for market-based RSAs granted to Executive Chairman and CEO in fiscal 2016.	We have not granted similar awards since early fiscal 2017 and do not intend to grant awards of this type in fiscal 2018.

Stock price hurdles for these awards represented 67% to 144% stock price growth for our Executive Chairman and 65% to 141% growth for our CEO. In early fiscal 2017 (prior to receiving much of the feedback from stockholders regarding these grants), we granted similar awards to our other NEOs but provided that these awards would be earned only if our stock price remained elevated for a period of 30 calendar days following the reporting of fiscal 2017 results.

Our stock price has risen significantly since these awards were made (and generally has remained elevated) and these awards were earned (subject to additional time-based vesting), allowing our NEOs to share in the strong returns delivered to stockholders.

Because we believe that our stock price performance should remain a component of our compensation program, we presently intend to implement the use of relative stockholder return metrics going forward for fiscal 2018.

Stockholder Feedback	Responsive Actions
Use of one year performance periods in our equity incentive award program.	We have historically used a one year financial performance metric in our performance-based equity grant program for our most senior executive officers and we believe this has played an important role in ensuring that executive performance can be measured against goals that can be reliably determined. The uncertain environment in which we operate and the significant transitions we are making in our business made projecting financial performance goals over longer periods impractical for 2017 and 2018. Therefore, we are continuing this practice in the very near team.

However, we also established a long-term incentive plan in fiscal 2016 with longer two to three year goals focused on academics and student retention (as opposed to financial performance), which we believe are metrics that will drive stockholder value in the long-term. The Compensation Committee chose not to create an annual grant structure within this program that would result in overlapping annual goals, and, therefore, the grants were not duplicated in fiscal 2017. This program will end in August 2018 and the Compensation Committee has begun discussions on an appropriate replacement for the program in fiscal 2019. One approach under consideration is the use of smaller annual awards with longer-term (i.e., three year) performance goals. We are continuing to evaluate the appropriate goals and structure for this new program taking into account the stockholder feedback we are receiving and will continue to receive.

Increase in NEO compensation levels over prior year when potential value of PSUs are included.	The size of PSU grants approved under our LTIP in fiscal 2016 took into account that additional PSUs with overlapping performance periods would not be granted in fiscal 2017 and 2018. The PSUs were also designed as a "stretch" program requiring very significant improvements in academic performance and student retention at our managed public schools.

When we implement a new LTIP program beginning in fiscal 2019, award sizes will continue to take into account the structure of the program (i.e., whether annual grants are expected) as well as advice from our independent compensation consultant to ensure that compensation levels for our executives are aligned with peer group pay levels.

Duplication of performance metric (Adjusted EBITDA-CapEx) in both our annual bonus program and our performance-based RSA awards.	Prior to engaging in our fiscal 2017 and 2018 stockholder outreach efforts, we determined to use our free cash flow metric of Adjusted EBITDA-CapEx as a performance goal in both of these programs to ensure executive focus on this key financial metric. Based on stockholder feedback and to ensure that executives do not receive duplicate payouts for a singular achievement going forward, we have eliminated this practice for fiscal 2018 and are not including this cash flow metric in the annual bonus program.

Stockholder Feedback	Responsive Actions
Lack of use of relative stockholder return metrics.	Many of our largest stockholders did not indicate to us significant concerns over our not using comparative stockholder return metrics in our long-term incentive program and although we maintain a defined peer group for compensation benchmarking purposes, our business strategy means that our stock price may not fairly correlate with other companies in our peer group.

However, because we believe that executive pay should be tied to stockholder return levels, we are adding a total stockholder return "modifier" to our performance equity award program for certain NEOs for fiscal 2018, whereby earned awards will increase or decrease in a range of 75% to 125% based on our relative total stockholder return as compared to the component companies in the Russell 2000 Index.

Dual leadership roles—Executive Chairman and CEO.	We restructured our executive leadership team in fiscal 2016 to include an Executive Chairman and a CEO with distinct roles, each of which are critical to the long-term success of our business. This leadership structure was implemented in connection with the elimination of our Chief Operating Officer position (thereby minimizing any aggregate increase in overall executive compensation costs) and was done with the support of TCV, our largest stockholder, and Mr. Reynolds, TCV's prior representative on our Compensation Committee.

When it implemented this structure in 2016, our Board of Directors believed that Mr. Davis' skills and deep industry connections were important toward continuing the progress we have made in redefining our business. Therefore, while we transitioned authority over the day-to-day operations of our business to our new CEO, Mr. Udell, our Executive Chairman was given primary responsibility for building industry relations and furthering corporate and governance strategy. Mr. Davis accepted this role with a short two-year contract term to enable the Company to maintain flexibility with respect to our leadership structure. Our Board of Directors expects to continue to monitor and review the importance of this role on an ongoing basis. For now, we believe that Mr. Davis' role as an engaged, full-time executive remains important toward achieving our goals and executing on our multi-year plan. As examples of this, among many other accomplishments, during 2017, Mr. Davis successfully led diversity recruitment on our Board of Directors, personally engaged with school board leadership resulting in contract renewals with several of our managed public school customers, contributed regularly on education policy issues to the Capital Hill newspaper, Roll Call, and led our acquisition of the remaining interest in Middlebury Interactive Languages.

Executive Compensation Principles and Practices

Principles.    Our executive compensation program is guided by basic principles that we seek to reflect in our executive pay practices:

  1.
  Link Compensation to Performance, Stockholder Interests and Student Success.    Compensation levels should reflect actual performance, consistent with our redefined business strategy and be aligned with stockholder interests and the success of the students in the schools we serve.

  2.
  Maintain Competitive Compensation Levels.    Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executives.

  3.
  Reflect our Industry Circumstances and Unique Business.    As the only publicly-traded company in the K-12 space, our compensation programs must be tailored to our unique circumstances as we execute on our redefined business strategy.

  4.
  Engage Independent Compensation Consultant.    We engage an independent compensation consultant to inform the Compensation Committee of our Board of Directors ("Committee," or "Compensation Committee") and evaluate the alignment of pay and performance relative to our peer group.

Practices.    We employ certain executive compensation practices to align our executives' compensation with stockholder interests. Listed below are those compensation practices we employ and certain practices we do not employ because we believe they would not serve the long-term interests of our stockholders.

What We Do

Pay for Performance.    A significant portion of our NEOs' potential compensation is not guaranteed but is linked to our financial and operational performance. The target total direct compensation for our Executive Chairman and our CEO for fiscal 2017 was approximately 87% and 82% performance-based, respectively.

Align Compensation to Share Price.    A portion of performance-based compensation is tied to growth in our stock price which directly aligns to stockholder interests.

Establish Performance Goals Aligned to Strategy.    Our Executive Bonus Plan and LTIP utilize objective performance-based goals that the Committee believes are rigorous and challenging.

Target Pay Competitively.    We seek to target compensation within a competitive range of the median of the peer group and seek only to deliver greater compensation when warranted by superior performance.

Use Meaningful Vesting Conditions on Equity Awards.    Performance based RSAs and PSUs begin to vest after attainment of performance criteria and can fully vest after two and three years depending upon the award. Time based RSAs vest over three years.

Carefully Consider Stockholder Input.    We regularly engage in dialogues with our stockholders on executive compensation matters. Recent enhancements in our executive compensation programs have been significantly influenced by these discussions.

Maintain a Clawback Policy.    We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct led to a restatement of our financial statements.

Require Mandatory Share Ownership.    All of our executive officers, including our NEOs, and our non-employee directors are required to maintain a minimum ownership level of our common stock.

Perform Competitive Market Analysis.    The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

Analyze Executive Compensation Risk.    We review the executive compensation program annually to ensure that it does not encourage excessive or unnecessary risk taking.

What We Do Not Do

Grant Multi-Year or Guaranteed Bonuses or Equity Awards.    We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors, operational results and competitive market needs.

Provide Generous Executive Perquisites.    We do not provide significant perquisites to our executive officers, such as club memberships, personal income tax advisory services and similar items.

Offer Tax Gross-Ups.    We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change in control payments or benefits.

Offer Pension or Supplemental Retirement Plans.    We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.

Reprice Options.    Our 2016 Incentive Award Plan ("2016 Plan") specifically prohibits repricing of options without stockholder approval.

Provide Single Trigger Change in Control Payments.    We maintain a "double trigger" vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also requires a qualifying termination of employment. Legacy "single-trigger" vesting stock option awards from prior years have been completely eliminated from our compensation program.

Allow Hedging or Pledging.    Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Plan prohibits pledging of any award granted under the plan unless otherwise determined by the plan administrator.

Tying Executive Pay to Company Performance

Our performance assessment framework and executive compensation program are designed to link pay and performance in the following ways:

Compensation Element	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices.

	Represents a lower percentage of total compensation than at most peer companies, with average base salaries benchmarking near the 35th percentile when compared to the peer group in August 2016 and the 25th percentile in June 2017.	Provide a monthly income necessary to retain executives.

Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of annual cash compensation to attaining defined goals.	Focus executives on attaining financial and strategic performance objectives from year to year.

Long-Term Incentives	Market-based RSAs: Equity awards earned based on sustained stock price appreciation directly link realizable pay to the creation of long-term stockholder value, subject to subsequent vesting over up to a three year period.

 Performance-based RSAs: One year performance targets based on cash flow metrics drives profitability and financial stability, subject to vesting over three years.
Time-based RSAs: Encourages retention of executives and results in less dilution to our stockholders as compared to stock option grants, subject to vesting over three years. Not awarded to our CEO and Executive Chairman.
	LTIP PSUs: Incentivizes improved academic and student retention performance and promotes creation of stockholder value over the long term over two and three year performance periods.	Enhance retention of key executives who drive consistent performance. Motivate and reward executives for achievement of long-term goals intended to increase stockholder value.

Compensation Element	Determination and Link to Performance	Purpose
Other Compensation	Executives may participate in benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance and executive life and disability plans.

 Executives may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but receive no additional Company contributions.
	Premiums for supplemental disability and life insurance benefits for executives are paid by the Company but no costly supplemental retirement programs are offered.	Provides benefits having high perceived values and offers tax advantages.

Determining Executive Compensation

The Committee uses a performance-based framework in making compensation decisions for our executives, including our NEOs. In fiscal 2017, the Committee continued to engage Compensia, an independent compensation consultant, to evaluate the market competitiveness of compensation for our executive officers. Compensia's work for the Committee also included an assessment of peer group companies and a subsequent executive compensation market analysis.

Assessing Comparative Market Data and Practices

In evaluating our compensation peer group, the Committee considered a number of factors, including revenue, market capitalization, number of employees, industry and status as an existing peer. Compensia also considered companies that list us as a peer as well as our peers as identified by the major proxy advisory firms. The Committee seeks to maintain as much consistency as possible in the peer group year over year and carefully considers changes. The companies in the fiscal 2017 compensation peer group are:

• ACI Worldwide, Inc. • The Advisory Board Co. • American Public Education, Inc. • Blackbaud, Inc. • Bridgepoint Education, Inc. • Capella Education Co.	• Career Education Corp. • Corporate Executive Board Co. • Chegg Inc. • DeVry Education Group • Graham Holdings Co. • Grand Canyon Education, Inc.	• Houghton Mifflin Harcourt Co. • ITT Educational Services, Inc. • Lionbridge Technologies, Inc. • Strayer Education, Inc. • Weight Watchers International, Inc. • Zynga, Inc.

This peer group reflects an adjustment made in late fiscal 2016 to remove Fair Isaac, Gartner, Inc. and Tyler Technologies, which companies no longer met the screening criteria, and Apollo Education Group, Inc. and iGate Corp., which were acquired. In seeking replacements for those companies removed, the Committee considered the previously mentioned factors and added ACI Worldwide, Inc., American Public Education, Inc., Chegg Inc., Graham Holdings Co., Lionbridge Technologies, Inc. and Weight Watchers International, Inc.

At the beginning of fiscal 2017, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions.

In general, the Committee seeks to establish the range of target total direct compensation for our executive officers near the median for similar positions in our peer group, with an overemphasis on variable cash compensation versus fixed cash compensation.

Executive Chairman and CEO Pay Mix

Compensia assisted the Committee in designing competitive pay packages that focus heavily on variable pay components, with the intent that compensation for our Executive Chairman and our CEO should be overwhelmingly performance-based. A graphic illustration of the basic annual pay mix of our Executive Chairman and our CEO, which is set forth in their respective employment agreements, is depicted below:

Fiscal 2017 Compensation Decisions

Determination of Base Salaries

In considering base salary adjustments for fiscal 2017, the Committee, after reviewing the competitive market analysis prepared by Compensia, recognized that the base salaries of Ms. Cleveland and Mr. Zarella were below the market median and decided to increase their base salaries to ensure that they are offered reasonable and competitive salary levels. In making the adjustment to Mr. Zarella's base salary, the Committee also considered additional responsibilities that were recently assigned to him. In addition, the Committee decided to increase the base salary for Mr. Rhyu in light of his strong performance. The fiscal 2017 base salaries for our NEOs are set forth in the table below:

Name	Base Salary for Fiscal 2016		Base Salary for Fiscal 2017	Percentage Increase/Decrease

Nathaniel A. Davis	$400,000	(1)	$400,000	—%

Stuart J. Udell	$650,000	(2)	$650,000	—%

James J. Rhyu	$486,500		$500,000	+2.8%

Allison B. Cleveland	$396,000		$415,000	+4.8%

Joseph P. Zarella	$390,000		$410,000	+5.1%

(1)
Mr. Davis' base fiscal 2016 salary was originally increased from $700,000 to $735,000 in September 2016, but subsequently decreased to $400,000 in connection with our entering into an amended and restated employment agreement with him in his role as Executive Chairman of the Company.

(2)
Mr. Udell was hired as our Chief Executive Officer effective February 2016.

Determination of Annual Incentive Compensation

Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs' target total cash compensation is "at risk" based upon Company and individual performance. For fiscal 2017, metrics under the Executive Bonus Plan consisted of corporate PMOs based upon the achievement of objective financial goals and measurable student retention and operational metrics, and individual PMOs intended to motivate our executives to produce measurable strategic achievements. For Mr. Davis and Mr. Udell, in place of qualitative individual PMOs, additional PMOs were based solely on quantitative metrics, which the Committee determined was appropriate to focus their efforts on improving Company performance and increasing stockholder value.

Target bonus levels for our NEOs are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide target total cash compensation opportunities that approximate the market median. Target bonus levels for our NEOs for fiscal 2017 were as follows:

Name	Target Bonus Level (% of Base Salary)

Nathaniel A. Davis	150%

Stuart J. Udell	150%

James J. Rhyu	80%

Allison B. Cleveland	65%

Joseph P. Zarella	65%

To seek to maintain the tax deductibility of awards under our Executive Bonus Plan for certain of our key executives, we maintain a performance-based "umbrella" bonus plan based upon objective performance measures that are intended to qualify bonus payouts as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. While all Executive Bonus Plan awards continue to be determined based on performance against pre-established PMOs, the Committee determined that for fiscal 2017 awards under the umbrella bonus plan would not exceed 10% of our adjusted operating income for the year, resulting in a maximum possible bonus award to Mr. Davis of $1,950,000 and to Mr. Udell of $1,200,000. The actual bonus amounts earned by Mr. Davis and Mr. Udell for fiscal 2017 were calculated based on a strict analysis of performance against the PMOs and were well-below the maximum amount possible under the umbrella bonus plan, as set forth below.

Corporate PMOs

The corporate PMOs under our Executive Bonus Plan for fiscal 2017 are set forth in the table below. The PMOs provide our NEOs with the opportunity to earn above target awards in the event they exceed the pre-established performance levels, but also provide for no awards below minimum thresholds of performance. Performance between two levels is extrapolated on a straight-line basis. In August 2017, the Committee reviewed our financial results, enrollment growth and actual achievement against these corporate PMOs, and the results it certified are included in the following table.

Metric	Performance Level	Achievement	Actual Results

	Threshold	$875.6M

Revenue	Target	$921.7M	$888.5M

	Outperform	$945M

Adjusted	Threshold	$35M

Operating	Target	$40.7M	$41.8M

Income (1)	Outperform	$44.8M

Adjusted	Threshold	11.0%

EBITDA	Target	12.5%	12.9%

Margin (1) (2)	Outperform	13.5%

	Threshold	100 bps

Retention (3)	Target	150 bps	Improvement below 100 bps,

	Outperform	200 bps	resulting in no payout

	Threshold	102.1K

Average	Target	107.5K	103.7K average enrollments

Enrollments (4)	Outperform	110.2K

(1)
Operating income and EBITDA are adjusted for stock-based compensation expense and exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements.

(2)
EBITDA is a non-GAAP financial measure that consists of net income, plus net interest expense, income tax expense, depreciation and amortization minus noncontrolling interest charges. Adjusted EBITDA margin is a measurement of Adjusted EBITDA as a percentage of total revenue. A reconciliation of EBITDA to the U.S. GAAP financial measure of operating income is provided in Item 6 of our fiscal 2017 Annual Report on Form 10-K.

(3)
Measures the overall retention rate of students that are active in our Managed Public School Programs on or after June 1st and the percent of these students that remain active at the end of the school year, or on May 31st, subject to certain exclusions for students ineligible to return or commence enrollment until the following school year.

(4)
Measures average student enrollment at our managed public schools over the school year.

Additional PMOs

The additional PMOs for Mr. Davis and Mr. Udell were based on the Company's performance against the following quantitative performance metrics. These PMOs were included in the Executive Bonus Plan for

Mr. Davis and Mr. Udell to replace qualitative metrics used in prior years to ensure that their bonuses were earned based on attaining objective and measurable results.

Metric	Performance Level	Achievement	Actual Results

Adjusted	Threshold	$40M

EBITDA	Target	$55.3M	$66.5M resulting in payout at the

minus CapEx (1)	Outperform	$65.0M	"Outperform" level

Quarterly Guidance	Meet or exceed quarterly guidance: 10% for 1 quarter, 20% for 2 quarters and 40% for 3 quarters		Met or exceeded for 3 fiscal quarters

(1)
Adjusted EBITDA is defined in the same manner as described in the Corporate PMOs table above. Capital expenditures excludes the cost of student computers and related equipment.

Goal Setting Process and Rationale

The Compensation Committee spent considerable time evaluating the appropriate metrics to be included in our annual bonus plan for fiscal 2017 across multiple committee meetings and additional discussions with management during the first quarter of fiscal 2017. The Committee's focus was on driving stockholder value through achievement of key financial metrics and on academic performance. The Committee ultimately determined that executives are appropriately incentivized toward driving academic improvements through our multi-year long-term incentive plan, which focuses primarily on academic performance and retention at our managed schools. Therefore, annual bonus plan goals were focused on key financial metrics, generally falling into four categories:

Category	Corresponding Metric

Profitability	Adjusted Operating Income and Adjusted EBITDA Margin

Growth	Revenue, Average Enrollments and Retention

Cash Flow (for CEO and Executive Chairman)	Adjusted EBITDA-CapEx

Delivering on Stockholder Commitment (for CEO and Executive Chairman)	Achievement of Quarterly Guidance

For our Executive Chairman and our CEO, the Committee also focused on reducing the number of metrics in the annual bonus plan and eliminating any qualitative metrics to ensure that payouts correlate strictly to measurable performance results. In determining goal levels, the Committee reviewed our historical performance, ensuring that targets were set above prior year performance and were tied to our annual budget.

Fiscal 2017 Executive Bonus Plan Payments

The following tables illustrate, for each NEO, the Committee's approved annual bonus award under our Executive Bonus Plan for fiscal 2017 based upon performance against the relevant corporate PMOs and performance against the executive's individual or additional PMOs.

Mr. Davis—Target Bonus Level = 150% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Corporate PMOs

Revenue	Between Threshold and Target	40%	12.8%	$51,200

Adjusted Operating Income	Between Target and Outperform	40%	25.4%	$101,480

Adjusted EBITDA Margin	Between Target and Outperform	40%	28.0%	$112,000

Retention	Below Threshold	40%	0%	$—

Average Enrollments	Between Threshold and Target	40%	13.0%	$51,840

Additional PMOs

Adjusted EBITDA-CapEx	Outperform	60%	60.0%	$240,000

Quarterly Guidance	Met	40%	40.0%	$160,000

TOTAL:		300%	179.2%	$716,520

Mr. Udell—Target Bonus Level = 150% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Corporate PMOs

Revenue	Between Threshold and Target	40%	12.8%	$83,200

Adjusted Operating Income	Between Target and Outperform	40%	25.4%	$164,905

Adjusted EBITDA Margin	Between Target and Outperform	40%	28%	$182,000

Retention	Below Threshold	40%	0%	$—

Average Enrollments	Between Threshold and Target	40%	13.0%	$84,240

Additional PMOs

Adjusted EBITDA-CapEx	Outperform	60%	60.0%	$390,000

Quarterly Guidance	Met	40%	40.0%	$260,000

TOTAL:		300%	179.2%	$1,164,345

Mr. Rhyu—Target Bonus Level = 80% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Between Threshold and Target	16%	5.1%	$25,600

Adjusted Operating Income	Between Target and Outperform	16%	10.2%	$50,750

Adjusted EBITDA Margin	Between Target and Outperform	16%	11.2%	$56,000

Retention	Below Threshold	16%	0%	$—

Average Enrollments	Between Threshold and Target	16%	5.2%	$25,950

Individual	Outperform	60%	60.0%	$300,000

Individual goals and performance results:

•

Reduce CapEx ($62M at threshold, $60M at target or $58M at outperformance): Actual result of $48.2M.

•

Achieve over $1M in combined revenue capture and procurement savings: $1.5M in revenue capture and $1.2M in procurement savings.

•

Achieve effective tax rate below 38%: Achieved tax rate of 35.6%, with allowable adjustments.

•

Achieve corporate selling, general and administrative expense target (less bonus, stock-based compensation, legal expenses and any other non-controllable costs): Achieved at $18.5M under budget.

•

Conduct three non-deal related roadshows: Met.

TOTAL:		140%	91.7%	$458,300

Ms. Cleveland—Target Bonus Level = 65% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Between Threshold and Target	9.75%	4.2%	$17,264

Adjusted Operating Income	Between Target and Outperform	9.75%	7.3%	$30,482

Adjusted EBITDA Margin	Between Target and Outperform	9.75%	7.8%	$32,370

Retention	Below Threshold	9.75%	0%	$—

Average Enrollments	Between Threshold and Target	9.75%	4.2%	$17,534

Individual	Near Target	65%	31.3%	$130,000

Individual goals and performance results:

•

Standardize programming across Managed Public School sector: Accomplished for Students First and Academic Excellence framework.

•

Improve school operations and finances: Achieved successful revenue capture improvement project.

•

Advance company marketing strategy: Achieved.

•

Service agreement and charter renewals: Many expiring service agreements renewed.

TOTAL:		113.75%	54.86%	$227,650

Mr. Zarella—Target Bonus Level = 65% of Base Salary

PMO	Performance Level Achieved	Maximum Bonus Opportunity (% of Base Salary)	% of Base Salary Earned	Amount of Bonus

Revenue	Between Threshold and Target	9.75%	4.2%	$17,056

Adjusted Operating Income	Between Target and Outperform	9.75%	7.4%	$30,115

Adjusted EBITDA Margin	Between Target and Outperform	9.75%	7.8%	$31,980

Retention	Below Threshold	9.75%	0%	$—

Average Enrollments	Between Threshold and Target	9.75%	4.2%	$17,323

Individual	Near Target	65%	31.3%	$128,500

Individual goals and performance results:

•

Improve operational efficiency and lower bad debt write offs: Accomplished.

•

Improve customer experience, conversion rates, parent self-service capability, operational expense economics, customer care and private pay enrollment operations: Met established goals in all areas.

•

Improve the performance and contributions of the IT leadership team: Continued success in building a new IT leadership team.

•

Lead the marketing organization to deliver high quality student acquisition plan: Accomplished.

TOTAL:		113.75%	54.9%	$224,974

Determination of Long-Term Incentive Compensation

We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders while building the value of our Company. During fiscal 2017, we granted performance-based RSAs to Mr. Davis and Mr. Udell and market- and time- based RSAs to each of our other NEOs.

Mr. Davis and Mr. Udell-Performance-Based Restricted Stock Awards

In early fiscal 2017, the Committee approved long term incentive awards for Mr. Davis and Mr. Udell in the form of performance-based restricted stock with a one year cash flow goal measured by Adjusted EBITDA minus CapEx. We do not grant time-vesting equity awards to Mr. Davis and Mr. Udell because we believe that for these executives, no equity incentive award payouts should be earned if financial performance falls below expected levels. This is intended to provide strong incentive opportunities to our most senior executives to maintain realistically attainable levels of short-term profitability while also aligning compensation with long-term stock price movements and seeking to ensure the tax deductibility of equity grants (as time-based awards would not be expected to be tax deductible for these executives).

The performance-based RSAs granted to Mr. Davis and Mr. Udell had a target award value of $2 million, as set forth in their respective employment agreements, and the number of shares granted was determined based upon the fair market value of our common stock on the date of grant, which resulted in a target award of 147,058 shares each. The restricted shares are earned based upon the attainment of certain Adjusted EBITDA minus CapEx performance levels for fiscal 2017 as set forth in the table below, with any earned shares subject to additional time-based vesting in equal annual installments over a period of three years. Financial achievement falling between the specified levels would result in a proportionate adjustment to the number of shares earned.

Performance Level	Metric: Adjusted EBITDA-CAPEX	% of Award Earned

Below Threshold	Less than $35M	0%; entire award forfeited

Threshold	$35M	80% of award earned

Target	$40-55M	100% of award earned

Outperform	$60M	133% of award earned

The Compensation Committee determined to use the cash flow metric of Adjusted EBITDA-CapEx for these awards because we view this as a critical metric for driving stockholder value and the Committee sought to focus executives on this metric as we continue to implement our multi-year plan. In setting the threshold, target and outperform levels for these awards, the Committee takes into account the fact that 100% of the equity awards for these executives are performance-based and therefore at-risk. The Committee also takes into account that this is a meaningful departure from the compensation practices of our peer companies, many of which provide at least half of their annual equity incentive grants in the form of time-based awards. As a result, the threshold award level was set slightly below the requirement for threshold-level payout under the corresponding metric in our annual bonus plan to ensure that executives are rewarded for attaining a performance level that was viewed as reasonable but not intended to be viewed by the executives as a "stretch" or impractical goal. The target level was then set in a range that included our budgeted performance level for the year, with the outperform level set at the same level as under our annual bonus plan. Payouts at each performance level are set in a narrower band than many programs of our peer companies to ensure that executives do not receive unreasonable payouts in the event of outperformance, taking into account the challenges we face in projecting our performance levels in our current operating environment and as we execute on transitioning our business, as we have described above.

In early fiscal 2018, the Committee determined that our fiscal 2017 Adjusted EBITDA minus CapEx was $66.5 million, which resulted in Mr. Davis and Mr. Udell each earning an award of 195,587 shares at the "Outperform" level, one-third of which vested in August 2017, on the date of certification of achievement, and the remainder of which will vest in annual installments in 2018 and 2019.

Mr. Rhyu, Ms. Cleveland and Mr. Zarella—Time and Market-Based Restricted Stock Awards

In August 2016, the Committee determined to increase the percentage of variable compensation for certain of our NEOs in order to better align the interests of these executives with those of our stockholders such that 20% of the annual restricted stock awards granted to each of Mr. Rhyu, Ms. Cleveland and Mr. Zarella are "at risk" and performance-based. Time and market-based restricted stock awards were granted to each of these NEOs in the following amounts:

Name	Time RSAs (#) (1)	Market-Based RSAs (#) (2)

James J. Rhyu	64,000	16,000

Allison B. Cleveland	32,000	8,000

Joseph P. Zarella	32,000	8,000

(1)
The time-based RSAs vest pursuant to our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date.

(2)
The market-based RSAs vest based upon the Company achieving an average stock price of $14.35 per share, which would require stock price growth of approximately 10% over the average stock price for the calendar month preceding the grant (July 2016), measured during the 30 consecutive calendar days following the report of fiscal 2017 earnings. Restricted shares granted upon the achievement of the stock price appreciation threshold vest as to 20% of the shares immediately upon the date the threshold is achieved and the remaining 80% of the shares vest in four equal semi-annual installments. On September 8, 2017, the Committee certified the achievement of the stock price threshold and the shares began to vest.

Prior Year Long-Term Incentive Awards

Mr. Davis and Mr. Udell—Fiscal 2016 Market-Based Restricted Stock Awards

In fiscal 2016, Mr. Davis and Mr. Udell were granted market-based restricted stock awards that begin to vest based upon the Company achieving stock price appreciation thresholds for 30 consecutive calendar days. The stock price thresholds for these awards were achieved during fiscal 2017 and Mr. Davis and Mr. Udell began vesting in the restricted shares as follows:

	Date	Number of Shares (1)

Stock Price	Achieved	Davis	Udell

≥ $13 per share	8-1-16	38,462	76,923

≥ $16 per share	12-23-16	93,750	93,750

≥ $19 per share	4-24-17	131,579	157,895

(1)
Restricted shares granted upon the achievement of the applicable stock price appreciation threshold vest as to 50% of the shares immediately upon the date the applicable threshold is achieved and as to 50% of the shares in semi-annual installments until February 8, 2018 for Mr. Davis and February 8, 2019 for Mr. Udell.

All NEOs—LTIP Performance Share Units

In fiscal 2016 the Committee granted PSUs to all of our NEOs, which are earned based on academic performance, weighted at 70%, and student retention, weighted at 30%. Academic performance goals are measured over both a two and three year period and the student retention goal is measured based on performance for the third year. The first tranche of the academic goal (i.e., the tranche for the two-year fiscal 2016-2017 period) was eligible to be earned based on reducing the number of schools in academic jeopardy status over the performance period and was to be measured based on the percentage of schools not in academic jeopardy at the end of the performance period as follows:

Threshold	87% of Schools	70% of Award Earned

Target	90% of Schools	100% of Award Earned

Outperform	95% of Schools	150% of Award Earned

For this purpose, "academic jeopardy" is defined as a school having a high probability of being closed within 12-18 months of the measurement date if academic performance does not improve. Over the two-year performance period, we reduced the number of schools in academic jeopardy from 11 to three, resulting in the first tranche of this award being earned at the outperform level. The earned shares will vest in four quarterly installments beginning November 15, 2017.

Awards under the LTIP are not granted on an annual basis such that additional PSUs with overlapping performance periods will not be granted to our NEOs.

Fiscal 2018 Compensation Decisions

As we implemented our executive compensation program for fiscal 2018, we continued our efforts to more tightly link executive pay to measurable performance results under the guidance of a reconstituted Compensation Committee, including a new Committee Chair to bring fresh perspectives to our executive compensation programs. We also implemented several changes to our programs in response to the valuable stockholder feedback we have received over the past 12 months, as we discuss in more detail above under the heading "Stockholder Engagement." While we will describe these programs in full detail in next year's proxy statement, the following fiscal 2018 compensation highlights are important in considering the evolution of our compensation program in the context of our transitioned business strategies and execution of our multi-year plan.

  •
  No Compensation Increases.  None of our NEOs are receiving any increase in base salaries or target total compensation levels for fiscal 2018.

  •
  Rigorous Annual Bonus Plan Metrics.  For fiscal 2018, the Compensation Committee focused on streamlining our annual bonus plan, further reducing the number of metrics included for our Executive Chairman and our CEO, and reducing the weighting of individual performance metrics for our other NEOs from 50% to 30%. The Committee also removed performance metrics that overlap with our performance-based equity incentive awards, eliminated the metric tied to achieving quarterly guidance figures and added a metric tied to Career Technical Education (CTE) enrollments, a key strategic initiative for fiscal 2018, and which we believe will be a competitive differentiator and drive improvement in retention. In setting performance levels for each metric, the Compensation Committee focused on incentivizing measurable performance growth in all areas and set target performance levels well above fiscal 2017 performance, and that are tied directly to budgeted performance levels for fiscal 2018.

  •
  No Extraordinary or Multi-Year Equity Grants.  As with fiscal 2017, equity incentive grants for our NEOs were limited to regular annual awards with no special or extraordinary award opportunities for fiscal 2018. Fiscal 2018 will be the final year of our 3-year LTIP, which was implemented in fiscal 2016. For fiscal 2019, we expect to implement a new LTIP and continue to review and consider an appropriate structure for the program.

  •
  Elimination of Market-based RSA Grants.  In setting fiscal 2018 compensation, we did not grant market-based awards to NEOs that would be earned based solely on attaining stock price levels.

  •
  Enhanced Rigor under CEO and Executive Chairman Performance Based RSA Grants.  For our CEO and our Executive Chairman 100% of their annual equity incentive awards are performance based, with payouts tied to achievement of Adjusted EBITDA-CapEx. In setting the threshold, target and outperform levels for this program, the Compensation Committee continued to consider that the absence of time-based equity awards in our program is a meaningful departure from peer group practices and set performance levels accordingly. However, because we outperformed on the Adjusted EBITDA-CapEx metric in fiscal 2017, the Committee set the low end of the target range for fiscal 2018 at a level meaningfully greater than the corresponding fiscal 2017 target.

  •
  New Performance RSA Award Structure for Other NEOs.  For fiscal 2018, target annual equity award levels for our NEOs are maintained at levels consistent with prior years. However, a larger portion of these regular annual equity grants are now subject to attaining free cashflow goals. These performance-based grants are not additional or supplementary grants and do not increase the target total compensation levels for the NEOs, but are intended to place a larger amount of the NEOs' regular annual awards (which were previously time-based awards) "at risk" based on Company financial performance. We are also introducing a total stockholder return modifier as an element of this program for our NEOs other than our CEO and Executive Chairman. To determine payouts for the performance-based grants, we will first determine an initial payout level based on actual free cash flow results for the year and will then adjust the payout percentage level up or down in a range of 75% to 125% of the initial calculated payout level depending on the Company's total stockholder return ranking as compared to an established benchmark (if we rank at the top of the benchmark group, the payout will be 125% of the amount calculated pursuant to the free cash flow goal and if we rank at the bottom of the peer group, the payout will be 75% of the amount calculated pursuant to the free cash flow goal).

Other Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in the "Fiscal 2017 Non-Qualified Deferred Compensation" table.

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We currently provide matching contributions equal to $0.25 for each dollar of a participant's contributions on the first 4% of eligible salary that they contribute each pay period, subject to certain statutory limits.

Employee Benefits and Perquisites

We provide our NEOs with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but recognize to be an important factor in attracting and retaining talented executives. Our NEOs participate in the same medical, dental, vision, disability and life insurance plans as our employees generally. We also pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. We reimburse certain executives for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide such reimbursements to our executives because such expenses are typically directly associated with and would not have been incurred but for their commencement or continued provision of services.

None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits. The value of personal benefits and perquisites we provided to each of our NEOs in fiscal 2017 is set forth below in our "Summary Compensation Table for Fiscal 2017."

Compensation Governance, Process And Incentive Decisions.

Role of Compensation Committee

The Committee is responsible for overseeing our executive compensation programs, as specified in its charter. The Committee's role includes:

  •
  Determining and recommending to our Board of Directors the incentive compensation and equity awards of both our Executive Chairman and our CEO and approving the compensation for our other executive officers, including the other NEOs;

  •
  Establishing and approving compensation plans for our executive officers based on the recommendations of the CEO, with input from the Executive Chairman, and the Committee's compensation consultant; and

  •
  Proposing revisions to the Committee's charter for our Board of Directors' approval to ensure compliance with new SEC regulations and NYSE listing standards as enacted.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its independent compensation consultant, market data regarding the compensation practices of competitors, advice from outside counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO, with input from our Executive Chairman, and an assessment of the outstanding equity holdings of our executive officers.

Role of Management

Our management, under the leadership of our Executive Chairman and our CEO, plays an important role in establishing and maintaining our executive compensation programs. Management's role includes recommending plans and programs to the Committee, implementing the Committee's decisions and assisting and administering plans in support of the Committee. With feedback from our Executive Chairman, our CEO provides information on the individual performance of our other executive officers and makes annual recommendations to the Committee on compensation levels for our executive officers, including the other NEOs. Our Executive Chairman and our CEO are not present when the Committee discusses and determines matters regarding their own compensation.

Role of Committee's Independent Compensation Consultant

The Committee's charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2017, the Committee continued to retain Compensia as its independent compensation consultant. Compensia reports directly to the Committee, which will annually review its performance, independence and fees.

The Committee receives a report from Compensia on an annual basis reviewing its independence in light of SEC regulations and NYSE listing standards. In fiscal 2017, the Committee concluded that the engagement of Compensia did not raise any conflicts of interest.

Other Compensation Policies and Practices

Stock Ownership Policy

We maintain a stock ownership policy that is designed to ensure that our executive officers and non-employee directors hold a significant equity stake in our Company to align their interests with those of our stockholders. The policy has expanded over the years such that it now applies to all of our executive officers and non-employee directors. The policy requires each of our Executive Chairman and our CEO to maintain ownership of our common stock having a value equal to three times their respective base salaries, our CFO to maintain ownership of our common stock equal to two times his base salary and each of our other executive officers to maintain common stock ownership equal to one time their respective base salaries. Non-employee directors are required to maintain ownership of our common stock equal to the lesser of three times the annual cash retainer or 15,000 shares. Our executive officers and non-employee directors have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs and non-employee directors are in compliance with this policy.

Compensation Clawback Policy

Our Board of Directors has adopted a clawback policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive that leads to a financial restatement. This policy is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an executive.

Insider Trading Policy

We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including common stock, options to purchase shares of common stock, preferred stock, and any other type of security that the Company may issue or that relates to the Company's securities. Company employees, directors and consultants are prohibited from engaging in hedging transactions, including purchasing Company stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities and we have not permitted the pledging of any awards.

Tax Deductibility of Annual Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1 million paid to certain individuals named in the summary compensation tables of public company proxy statements. The Committee considers tax deductibility when structuring compensation programs and presently expects to pursue compensation programs that are intended to be tax deductible where practicable to the extent consistent with our compensation goals and philosophies. However, if circumstances warrant, the Committee retains the discretion to grant incentive awards to NEOs that are not fully deductible as a result of Section 162(m), as the Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions. In addition, even where compensation programs are intended to qualify as performance-based compensation for purposes of Section 162(m), there can be no guarantee that the requirements of Section 162(m) will be satisfied and that all such compensation will be deductible.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Equity Award Grant Practices

We do not have any program, plan or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. We do not time the grant of equity awards based on our stock price. If we are in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Committee will not take the information into consideration in determining award amounts. Our practice is to determine the stock price for annual NEO equity awards on the day that incentive awards are granted.

Severance and Change in Control Arrangements

We consider severance to be an integral part of the overall compensation package for our executives. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executives with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and encourage our executives to focus their attention on their work duties and responsibilities in all situations.

We believe that providing the NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control, and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.

Severance.    We have entered into employment agreements with Mr. Davis and Mr. Udell and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment as further described below under the section "Potential Payments Upon Termination or Change in Control—Employment Agreements." Our other NEOs are generally entitled to receive severance pay upon a qualifying termination of employment under the Company's severance guidelines in an amount between six and 12 months of base salary, which amount is determined based on their position and tenure with the Company. In addition, upon a termination without cause or resignation for good reason, the NEOs may be eligible to receive, subject entirely to the Committee's discretion and contingent upon signing a release of claims: (i) accelerated vesting of outstanding and unvested stock options that otherwise would have vested in the one year period following the date of termination (all other options to be forfeited), and (ii) accelerated vesting of outstanding and unvested restricted stock awards.

Change in Control.    The NEOs are generally not entitled to receive cash payments or accelerated vesting of equity awards solely as a result of a change in control of the Company.

We have entered into change in control agreements with our NEOs, other than Mr. Davis and Mr. Udell, whose entitlements to payments or benefits upon a change in control are set forth in their respective employment agreements, pursuant to which, in the event the NEO is terminated without cause or resigns for good reason within 24 months following a change in control, the executive would be entitled to receive 1.5 times the cash severance amount available under the Company's standard severance guidelines as described above and reimbursement for COBRA premiums for up to 12 months following termination. In addition, all unvested equity awards would become fully vested, provided that any awards subject to performance-based vesting would generally only vest subject to the attainment of the applicable performance conditions.

With respect to the PSUs awarded under our LTIP, the portion of the award attributable to the post-change in control period would be considered "earned" at the target level (100%), subject to remaining time-based vesting requirements.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with the Company's executive and other compensation programs. In fiscal 2017, the Committee engaged Compensia to review the existing programs and assess whether they create risks that are reasonably likely to have a material adverse effect on the Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation programs and concluded that our executive compensation programs contain a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation claw back policy, the use of multiple performance measures in our annual incentive plan, balanced annual incentive and variable equity pay structures, multi-year vesting of long-term incentive grants, a succession plan for key executives and a stock ownership policy for our executive officers.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company's ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of our Company, and are supported by the oversight and administration of the Committee with regard to our executive compensation programs.

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2017

The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2017, 2016 and 2015.

Name	Fiscal Year	Base Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Nathaniel A. Davis	2017	$400,000	$—	$1,999,989	$—	$716,520	$15,210	$3,131,719
Executive Chairman	2016	610,178	—	3,160,796	1,500,001	1,616,972	17,885	6,905,832
	2015	700,000	—	1,702,755	1,500,899	1,407,280	14,512	$5,325,446
Stuart J. Udell, (5)	2017	$650,000	$200,000	$1,999,989	$—	$1,164,345	$19,786	$4,034,120
Chief Executive Officer	2016	256,438	200,000	3,475,390	—	539,981	68,889	4,540,698
James J. Rhyu	2017	$500,000	$—	$815,840	$—	$458,300	$9,048	$1,783,188
Executive Vice President and	2016	486,500	—	533,140	—	510,825	9,719	1,540,184
Chief Financial Officier	2015	478,500	—	2,542,050	—	584,727	8,877	3,614,154
Allison B. Cleveland	2017	$415,000	$—	$407,920	$—	$227,650	$7,011	$1,057,581
Executive Vice President, School	2016	396,000	—	491,050	—	196,650	7,380	1,091,080
Management and Services	2015	360,000	—	376,600		160,668	6,754	904,022
Joseph P. Zarella	2017	$410,000	$—	$407,920	$—	$224,974	$13,297	$1,056,191
Executive Vice President	2016	390,000	—	434,930	—	196,650	19,642	1,041,222
Business Operations	2015	245,702	75,000	306,250	325,200	110,055	4,166	1,066,373
(1)
Amounts shown for 2016 and 2017 represent a signing bonus Mr. Udell was entitled to receive in connection with his commencement of employment with the Company. The second installment of the sign-on bonus was earned based on Mr. Udell's remaining employed with us through February 8, 2017.

(2)
These columns represent the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, which, for performance-based awards, are shown based on the probable outcome with respect to the applicable performance conditions. For performance-based restricted shares granted to Mr. Davis and Mr. Udell, amounts are shown based on the target award level of 147,058 shares (a maximum of 195,587 shares are eligible to be earned, which shares had a grant date value of $2,659,985).

(3)
All amounts are reported in the year earned, regardless of when they are paid.

(4)
The amounts in this column consist of 401(k) plan matching contributions, Company-paid life insurance, long-term disability premiums, and other perquisites consisting of temporary housing and commuting allowances. The amount paid to Mr. Udell includes $8,333 in a temporary housing allowance in 2017.

(5)
Mr. Udell's compensation for 2016 is prorated for his partial year of service.

Grants of Plan-Based Awards During Fiscal 2017

The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2017. The awards described in the following table were granted under our 2016 Plan, the K12 Inc. 2007 Equity Incentive Award Plan (which was replaced by the 2016 Plan) and the LTIP.

		Estimated Possible Payouts under Nonequity Incentive Plan Awards (1)		Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Option and Stock

		Target	Maximum	Threshold	Target	Maximum	Stock	Awards
Name	Grant Date	($)	($)	(#)	(#)	(#)	(#)	($)

Nathaniel A. Davis	—	600,000	1,200,000	—	—	—	—	—
Executive Chairman	09/28/2016 (2)	—	—	117,646	147,058	195,587	—	1,999,989
Stuart J. Udell	—	975,000	1,950,000	—	—	—	—	—
Chief Executive Officer	09/28/2016 (2)	—	—	117,646	147,058	195,587	—	1,999,989
James J. Rhyu		400,000	700,000	—	—	—		—
Executive Vice President and Chief	08/24/2016 (3)	—	—	—	16,000	—	—	79,840
Financial Officer	08/24/2016 (4)	—	—	—	—	—	64,000	736,000
Allison B. Cleveland	—	269,750	472,063	—	—	—	—	—
Executive Vice President of School	08/24/2016 (3)	—	—	—	8,000	—	—	39,920
Management and Services	08/24/2016 (4)	—	—	—	—	—	32,000	368,000
Joseph P. Zarella	—	266,500	466,375	—	—	—	—	—
Executive Vice President	08/24/2016 (3)	—	—	—	8,000	—	—	39,920
Business Operations	08/24/2016 (4)	—	—	—	—	—	32,000	368,000
(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2017 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see "Fiscal 2017 Compensation Decisions—Determination of Annual Incentive Compensation" above.

(2)
Represents performance-based RSAs granted to Mr. Davis and Mr. Udell that will be earned based on the attainment of EBITDA minus CapEx targets and which will vest over 3 years.

(3)
Represents market-based RSAs that will be earned if our average stock price over a consecutive 30 calendar day period after the release of fiscal 2017 annual earnings exceeds $14.35 per share. One-fifth of the restricted stock award vests on the achievement date and the remaining restricted stock awards vest in four equal installments semi-annually over a two year period.

(4)
Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.

Outstanding Equity Awards at End of Fiscal 2017

The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2017. The section titled "Determination of Long-Term Incentive Compensation" in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Options Expiration Date	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Nathaniel A. Davis (1)	420,000	—		$21.26	01/07/21	—		—	—		—
	91,607	6,113	(1)	$33.92	09/19/21	—		—	—		—
	127,864	58,121	(1)	$18.17	09/04/22	—		—	—		—
	106,361	136,751	(1)	$13.43	09/10/23	—		—	—		—
	—	—		—	—	252,000	(2)	4,515,840	—		—
	—	—		—	—	—		—	109,859	(3)	1,968,673
	—	—		—	—	—		—	324,653	(4)	5,817,782
Stuart J. Udell	—	—		—	—	196,058	(2)	3,513,359	—		—
	—	—		—	—	—		—	147,216	(5)	2,638,111
	—	—		—	—	—		—	297,701	(6)	5,334,802
James J. Rhyu	—	—		—	—	109,620	(2)	1,964,390	—		—
	—	—		—	—	—		—	16,000	(7)	286,720
	—	—		—	—	—		—	139,400	(8)	2,498,048
Allison B. Cleveland	—	—		—	—	91,980	(2)	1,648,282	—		—
	—	—		—	—	—		—	8,000	(7)	143,360
	—	—		—	—	—		—	53,800	(9)	964,096
Joseph P. Zarella	—	22,500	(10)	$12.25	11/03/22	—		—	—		—
	—	—		—	—	91,980	(2)	1,648,282	—		—
	—	—		—	—	—		—	8,000	(7)	143,360
	—	—		—	—	—		—	52,400	(11)	939,008
(1)
Mr. Davis' unvested stock options vest as follows, subject to his continued employment through the applicable vesting date:

•
58,121 options vest in five equal quarterly installments of 11,624 options beginning on September 4, 2017;

•
6,113 options vest on September 19, 2017; and

•
136,751 options vest in nine equal quarterly installments of 15,195 options beginning on September 10, 2017.

(2)
Represents PSUs granted in fiscal 2016. The PSUs vest upon achievement of the performance goals as follows:

•
30% of the PSUs vest upon the achievement of the Academic Metric measured at August 1, 2017;

•
30% of the PSUs vest upon the achievement of the Retention Metric measured at August 1, 2018; and

•
40% of the PSUs vest upon the achievement of the Academic Metric measured at August 1, 2018.

The Academic Metric measured at August 1, 2017 was achieved at the outperform level, which was 150% of target. These shares vest in four equal quarterly installments beginning on November 15, 2017. The August 1, 2018 Academic Metric is shown at the outperform level based on fiscal 2017 performance. The August 1, 2018 Retention Metric is shown at the threshold level.

(3)
Represents market-based RSAs that became eligible to vest when our average stock price over a consecutive 30 calendar day period reached $13 (38,462 shares), $16 (93,750 shares) and $19 (131,579 shares).

•
The $13 threshold was reached on August 26, 2016 and 50% of the restricted shares vested. The remaining 50% vests in three equal installments. The first installment vested on January 30, 2017 and the remaining 12,820 shares will vest in two equal installments on August 1, 2017 and January 30, 2018.

•
The $16 threshold was reached on January 3, 2017 and 50% of the restricted shares vested. The remaining 50% vests in three equal installments. The first installment vested on June 23, 2017 and the remaining 31,250 shares will vest in two equal installments on December 23, 2017 and February 8, 2018.

•
The $19 threshold was reached on May 1, 2017 and 50% of the restricted shares vested. The remaining 50% vests in two equal installments of 65,789 shares on October 23, 2017 and February 8, 2018.

(4)
Mr. Davis' outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
195,587 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2017. The shares were deemed earned in early fiscal 2018. 65,195 of the shares vested on August 31, 2017 and the remaining two-thirds will vest in annual installments over the following two years;

•
99,032 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2016 and earned based on fiscal 2016 performance as determined by the Committee in early fiscal 2017. These shares vested as to 49,516 shares on August 26, 2017 and the remaining shares will vest one year later; and

•
30,034 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2015 and earned based on fiscal 2015 performance as determined by the Committee in early fiscal 2016. These shares vested on July 27, 2017.

(5)
Represents market-based RSAs that became eligible to vest when our average stock price over a consecutive 30 calendar day period reached $13 (76,923 shares), $16 (93,750 shares) and $19 (157,895 shares).

•
The $13 threshold was reached on August 26, 2016 and 50% of the restricted shares vested. The remaining 50% vests in five equal installments. The first installment vested on January 30, 2017 and the remaining 30,769 shares will vest in four equal installments on August 1, 2017, January 30, 2018, August 1, 2018 and January 30, 2019.

•
The $16 threshold was reached on January 3, 2017 and 50% of the restricted shares vested. The remaining 50% vests in five equal installments. The first installment vested on June 23, 2017 and the remaining 37,500 shares will vest in four equal installments on December 23, 2017, June 23, 2018, December 23, 2018 and February 8, 2019.

  •
  The $19 threshold was reached on May 1, 2017 and 50% of the restricted shares vested. The remaining 50% vests in four equal installments of 78,947 shares on October 23, 2017, April 24, 2018, October 23, 2018 and February 8, 2019.

(6)
Mr. Udell's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
195,587 restricted shares represent performance-based restricted stock granted to Mr. Udell in fiscal 2017. The shares were deemed earned in early fiscal 2018. 65,195 of the shares vested on August 31, 2017 and the remaining two-thirds will vest in annual installments over the following two years; and

•
102,114 shares will vest quarterly in seven equal installments of 14,588 shares beginning on August 8, 2017.

(7)
Represents market-based RSAs that will be earned if our average stock price over a consecutive 30 calendar day period after the release of fiscal 2017 annual earnings exceeds $14.35 per share.

(8)
Mr. Rhyu's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vest date:

•
6,400 shares will vest on August 24, 2017 and 51,200 shares will vest semi-annually in four equal installments beginning on February 24, 2018;

•
12,000 shares will vest on August 29, 2017 and 40,000 shares will vest annually in two equal installments of 20,000 shares on August 29, 2017 and 2018;

•
7,000 shares will vest on August 29, 2017; and

•
22,800 shares will vest semi-annually in three equal installments of 7,600 shares beginning on August 6, 2017.

(9)
Ms. Cleveland's outstanding shares of restricted stock vest as follows, subject to her continued employment through the applicable vest date:

•
3,200 shares will vest on August 24, 2017 and 25,600 shares will vest semi-annually in four equal installments beginning on February 24, 2018;

•
4,000 will vest on August 29, 2017; and

•
21,000 shares will vest semi-annually in three equal installments of 7,000 shares beginning on August 6, 2017.

(10)
Mr. Zarella's unvested stock options vest in six equal quarterly installments of 3,750 shares beginning on August 3, 2017, subject to his continued employment through the applicable vest date.

(11)
Mr. Zarella's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vest date:

•
3,200 shares will vest on August 24, 2017 and 25,600 shares will vest semi-annually in four equal installments beginning on February 24, 2018;

•
5,000 shares will vest on November 3, 2017; and

•
18,600 shares will vest semi-annually in three equal installments of 6,200 shares beginning on August 6, 2017.

Option Exercises and Stock Vested During Fiscal 2017

The following Option Exercises and Stock Vested table provides additional information about the value realized by the NEOs as a result of the vesting of restricted stock awards and exercise of stock options during the year ended June 30, 2017.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Nathaniel A. Davis	2,500	7,493	253,087	3,924,968
Stuart J. Udell	—	—	234,840	4,120,167
James J. Rhyu	—	—	55,800	865,376
Allison B. Cleveland	5,600	6,742	24,100	381,637
Joseph P. Zarella	37,500	311,133	22,500	368,429
(1)
Represents the value of options exercised calculated by multiplying (i) the gross number of options exercised by (ii) the difference between the closing price of our common stock on the date of vesting and the exercise price of the option.

(2)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.

Fiscal 2017 Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to amounts deferred by the NEOs during the year ended June 30, 2017, under our Deferred Compensation Plan, which is discussed in more detail above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Nathaniel A. Davis	—	—	—	—	—

Stuart J. Udell	—	—	—	—	—

James J. Rhyu	101,082	—	42,883	—	286,876

Allison B. Cleveland	—	—	—	—	—

Joseph P. Zarella	233,028	—	59,671	—	523,184

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of Mr. Davis and Mr. Udell and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.

Employment Agreements

Summary of Employment Agreement with Mr. Davis

In connection with the restructuring of our executive leadership team, on January 27, 2016, we entered into a second amended and restated employment agreement with Mr. Davis, pursuant to which Mr. Davis will continue employment as our Executive Chairman. The employment agreement has an initial term of two years and automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.

Under the terms of the employment agreement, Mr. Davis is entitled to receive an annual base salary of $400,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and a maximum award opportunity of 300% of his base salary. Mr. Davis is also entitled to annual awards under the Company's equity incentive awards plans and programs as in effect from time to time with a target award level of $2,000,000 beginning in fiscal 2017, subject to Committee and Board approval.

If we terminate Mr. Davis' employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and generally paid at the same time annual bonuses are paid to the Company's executives, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards (including market-based RSAs to the extent the applicable price threshold is attained within 30 days after termination) to the extent such awards would have vested during the 24 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Davis' termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Davis will be entitled to receive the severance payments and benefits described above, except that, all of Mr. Davis' outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

If we elect not to renew the employment agreement, no severance payments will be made; however, if, in such event, Mr. Davis is asked to leave the Board of Directors, Mr. Davis will be entitled to accelerated vesting of his outstanding option awards, and an extended option exercise period of one year. Any restricted stock that has been awarded will not accelerate beyond the quarter in which the resignation occurs.

In the event Mr. Davis' employment is terminated due to death or disability, Mr. Davis (or his estate) will receive (i) three months of continued base salary payments, (ii) a pro-rated performance bonus for the year of termination, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures.

Mr. Davis' receipt of any severance payments or benefits is generally contingent upon his entering into a customary separation agreement with the Company. The employment agreement also contains a three year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elects to continue Mr. Davis' compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one time his then-current base salary.

Summary of Employment Agreement with Mr. Udell

We entered into an employment agreement with Mr. Udell, effective February 8, 2016, pursuant to which Mr. Udell serves as Chief Executive Officer. Mr. Udell's employment agreement has an initial term of three years and automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.

Under the terms of the employment agreement, Mr. Udell is entitled to receive an annual base salary of $650,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and maximum award opportunity of 300% of his base salary. Mr. Udell is also entitled to annual awards under the Company's equity incentive awards plans and programs as in effect from time to time with a target award level of $2,000,000, subject to Committee and Board approval.

If we terminate Mr. Udell's employment without cause (which includes the Company's non-renewal of the term of the agreement) or he resigns for good reason, Mr. Udell will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and paid at the same time annual bonuses are generally paid to the Company's senior executives, (iii) his prior year's earned but unpaid bonus, and (iv) if he elects to continue participating in the Company's healthcare plans pursuant to COBRA, payment of his COBRA premiums for a period of up to 18 months. Mr. Udell would also be entitled to accelerated vesting of his outstanding equity awards (including market-based RSAs to the extent the applicable price threshold is attained within 30 days after termination) to the extent such awards would have vested during the 12 month period following his termination of employment; provided that, performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Udell's termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Udell will be entitled to receive those severance payments and benefits described above, except that all of Mr. Udell's outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

Mr. Udell's receipt of any severance payments or benefits is generally contingent upon his entering into a customary separation agreement with the Company. The employment agreement also contains a non-disparagement covenant pursuant to which Mr. Udell and the Company have agreed to refrain from disparaging the other and additional restrictive covenants pursuant to which Mr. Udell has agreed not to compete with us or solicit our customers or employees for 12 months following his termination.

Summary of Letter Agreement with Mr. Rhyu

We have entered into a letter agreement with Mr. Rhyu pursuant to which, in the event he is terminated without cause or resigns for good reason, Mr. Rhyu is entitled to 12 months of base salary continuation and any earned but unpaid bonus for the fiscal year immediately preceding the year of termination.

The agreement also provides that Mr. Rhyu is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one year period following termination of employment.

Change in Control Arrangements

None of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination in connection with the change in control. In fiscal 2016, the Committee approved limited change in control benefits for our executives, other than Mr. Davis and Mr. Udell, and we subsequently entered into change in control agreements with these executives, pursuant to which they are entitled to certain additional benefits in the event they incur a qualifying termination within the 24 month period following a change in control of the Company. These agreements are described in more detail above under the heading "Severance and Change in Control Arrangements—Change in Control." Pursuant to the terms of their employment agreements, Mr. Davis and Mr. Udell are entitled to certain additional benefits in the event they incur a qualifying termination within 24 months following a change in control as described above.

Potential Value of Termination and Change-in-Control Benefits

The following table provides the dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2017, and the price per share of our common stock equaled $17.92, the value of one share of our common stock on the last day of fiscal 2017.

Name	Payment	Death	Disability	Termination Without Cause	Constructive Termination/ Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination)

Nathaniel A. Davis	Salary Continuation	$100,000	$100,000	$1,200,000	$1,200,000	—	$1,200,000 (1)

	Bonus	716,520	716,520	716,520	716,520	—	716,520

	Benefit Continuation (2)	5,094	5,094	5,094	5,094	—	5,094

	Option Vesting (3)	272,893	272,893	545,786	545,786	—	614,012

	Restricted Stock and PSU Vesting (4)	5,772,104	5,772,104	8,230,925	8,230,925	—	10,235,522

Stuart J. Udell	Salary Continuation	—	—	1,950,000	1,950,000	—	1,950,000

	Bonus	—	—	1,164,345	1,164,345	—	1,164,345

	Benefit Continuation (2)	—	—	10,602	10,602	—	10,602

	Restricted Stock and PSU Vesting (4)	9,227,680	9,227,680	4,474,075	4,474,075	—	9,878,301

James J. Rhyu	Salary Continuation	—	—	500,000	500,000	—	750,000

	Benefit Continuation (2)	—	—	—	—	—	5,936

	Restricted Stock and PSU Vesting (4)	3,486,336	3,486,336	1,057,280	1,057,280	—	3,850,112

Allison B. Cleveland	Salary Continuation	—	—	415,000	415,000	—	622,500

	Benefit Continuation (2)	—	—	—	—	—	7,784

	Restricted Stock and PSU Vesting (4)	1,696,128	1,696,128	71,680	71,680	—	2,001,365

Joseph P. Zarella	Salary Continuation	—	—	205,000	205,000	—	307,500

	Benefit Continuation (2)	—	—	—	—	—	5,177

	Option Vesting (3)	—	—	—	—	—	31,894

	Restricted Stock and PSU Vesting (4)	1,671,040	1,671,040	89,600	89,600	—	1,976,277

(1)
Amounts shown assume that the Company or a successor to the Company does not require Mr. Davis' continued compliance with the non-compete provision of his employment agreement after his termination. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of one time his base salary, which was equal to $400,000 as of June 30, 2017.

(2)
Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.

(3)
Amounts shown include unvested options that were in the money as of June 30, 2017 and that would vest in each of the circumstances outlined.

(4)
Amounts shown include outstanding PSUs that were considered earned based on performance through June 30, 2017 (i.e., the first tranche of such awards representing 30% of the award earned at the outperformance level) and the portion of outstanding restricted shares that would vest in each of the circumstances outlined. For a qualifying termination in connection with a change in control, the amounts shown also include the portion of the remaining PSUs that is attributable to the post change in control period (assuming a change in control occurred on June 30, 2017), which would be deemed earned at target level upon a change in control, subject to continued time-based vesting. Amounts shown exclude other PSUs that would remain subject to attaining the applicable performance goals and that were not considered probable to be earned as of June 30, 2017.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

This report is provided by the following independent directors, who comprise the Committee:

Members of the Compensation Committee
John M. Engler (Chairman) Steven B. Fink Andrew H. Tisch

The foregoing report is not "soliciting material," shall not deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors will review the relevant facts and circumstances of all related-party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the extent of the related party's interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Compensation Committee Interlocks and Insider Participation

In fiscal 2017, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the board of directors or the compensation committee of any other company. No members of the Compensation Committee are current or former officers of the Company or were employees of the Company during the past fiscal year and no members of the Compensation Committee have any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE
COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") and Section 14 of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2017 compensation of our NEOs, as disclosed in this Proxy Statement. This Proposal, commonly known as "Say on Pay," gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the "Compensation Discussion and Analysis," and the compensation tables that follow, included in this Proxy Statement, for additional details about our executive compensation programs, including information about the fiscal 2017 compensation of our NEOs.

Prior Year Vote and Fiscal 2017 Compensation and Governance Highlights

Although the Company accomplished several key strategic objectives in fiscal 2016, our stock price previously lagged significantly behind our peers and the annual Say on Pay vote held at our 2016 Annual Meeting of Stockholders received less than majority support. As described in more detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, in an effort to understand and respond to our stockholders' concerns, both prior to and after our 2016 Annual Meeting of Stockholders, we engaged with virtually all of our major stockholders. As a result, we made the following compensation and governance changes in fiscal 2017 and continuing into fiscal 2018:

  •
  No Pay Level Increases.  Neither our Executive Chairman nor our CEO received a base salary or target compensation level increase for fiscal 2017 and we have extended that "no increase" policy to the salaries and target bonus compensation levels for all of our NEOs for fiscal 2018.

  •
  Elimination of Certain Bonus Payouts  We eliminated bonus payouts for achieving qualitative individual goals for our Executive Chairman and CEO. In addition, the weighting of qualitative individual goals for our other executive officers is being reduced.

  •
  Reduced Equity Grant Awards.  Unlike fiscal 2016, no extraordinary equity awards were granted to any of our NEOs during fiscal 2017. Our Executive Chairman and CEO received only a single annual equity grant (pursuant to their employment agreements). These awards are 100% performance-based with no guaranteed vesting if performance metrics are not met. Beginning in fiscal 2017, annual equity grants to our other NEOs also include a significant performance-based component, thus reducing time-based awards and requiring achievement of specific performance objectives. No option awards were granted to any of our NEOs in fiscal 2017.

  •
  Expanded Use of Stockholder Return Metrics.  To ensure that a portion of our executives' compensation is linked directly to stockholder return, in fiscal 2016 we granted market-based RSAs to our CEO and Executive Chairman that could be earned only upon our achieving stock price appreciation thresholds. This performance metric was extended to

    RSA grants for our other NEOs in fiscal 2017. For fiscal 2018, a new total stockholder return modifier will be used for RSAs granted to our NEOs, other than the Executive Chairman and the CEO.

While we continue to work towards fulfilling our Company's mission and achieving our full potential, we have begun to realize significant results from investments made in furtherance of our redefined business strategy. For fiscal 2017, our key achievements included:

  •
  Strong Stock Price Performance.  From June 30, 2016 to October 20, 2017, our stock price rose by 44.4%, representing an attractive return to stockholders and a 13.4% premium over the return of the Russell 2000 index during the same time period.

  •
  School Academic Improvement.  Our LTIP included a major component (70% of each PSU award) tied to academic performance at the online public schools we manage, which is earned based on our reducing, over a two- and three-year performance period, the number of schools in jeopardy of being closed. As of the end of fiscal 2017, we had reduced the number of these schools from 11 to three, resulting in the first tranche of these LTIP awards being earned at the "outperform" level.

  •
  Industry Recognition and Student Enrollments.  We received peer and industry awards for our online education products in fiscal 2017, including an award from ComputED Gazette for our new Summit Curriculum and an award from United States Distance Learning Association (USDLA) for LearnBop, in recognition of our online learning solution from Fuel Education. Our fiscal 2017 total average student enrollments increased 0.7% over fiscal 2016, our first enrollment increase since fiscal 2014.

  •
  Strong Operating and Cash Flow Performance.  We set rigorous goals for the financial performance metrics under our annual incentive plan and performance-based equity awards and delivered solid performance for the year. We exceeded our target levels for our cash flow, margin and profit metrics, which for fiscal 2017 were expressed on an "adjusted" basis to eliminate the impact of certain extraordinary and variable elements that are beyond the control of our executives.

  •
  Core Business Achievements.  In fiscal 2017, we successfully renewed our service agreement with one of our largest fully-managed online public school customers with a five-year term, and gained a new, fully-managed public school customer in Pennsylvania. We believe that these contracts are indicative of the continuing interest of independent virtual charter school boards in the integrated turn-key option of a fully-managed virtual school.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:

      "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

The Say on Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders' concerns and will evaluate what, if any, further actions are necessary to address those concerns. We have traditionally held such advisory votes on executive compensation each year and, assuming the recommendation of the Board of Directors to continue to hold annual say-on-pay votes in Proposal 3 below is selected by our stockholders, we will hold another Say on Pay vote at our 2018 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3:
ADVISORY VOTE ON THE FREQUENCY OF SAY
ON PAY IN FUTURE YEARS

In accordance with Dodd-Frank, we are providing our stockholders with a non-binding advisory vote on whether future advisory votes to approve executive compensation of the nature reflected in Proposal 2 above should occur every one year, two years or three years.

After careful consideration and dialogue with our stockholders, the Board of Directors believes that holding a Say on Pay vote annually is the most appropriate alternative for the Company for the following reasons:

  •
  Stockholders will have the opportunity to assess on an annual basis whether our executive compensation program is aligned to our business strategy and adequately linked to Company performance;

  •
  An annual Say on Pay vote facilitates stockholder engagement by allowing stockholders to express their support or opposition to the Company's executive compensation program on a timely basis; and

  •
  An annual Say on Pay vote promotes corporate transparency.

You may indicate your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting when you cast your vote in response to this Proposal 3. Stockholders are not voting to approve or disapprove the Board of Directors' recommendation. The advisory vote on the frequency of Say on Pay in future years is non-binding on the Company and its Board of Directors. Although the vote is advisory and non-binding, the Board of Directors will carefully consider the outcome of the vote. Notwithstanding the outcome of the vote or the Board of Directors' recommendation, the Board of Directors may decide to conduct future advisory votes to approve executive compensation on a more or less frequent basis. It may also vary its practice based upon certain factors including discussions with the Company's stockholders, material changes to the Company's executive compensation programs and/or any other factors that the Board of Directors reasonably deems to be appropriate.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR "ONE YEAR" AS THE FREQUENCY OF SAY ON PAY IN FUTURE YEARS.

 PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP, or BDO USA, as the Company's independent registered public accounting firm for our fiscal year ending June 30, 2018. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company's independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF BDO USA AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2016 and 2017:

	2016	2017
Audit Fees	$1,075,290	$1,112,324
Audit-Related Fees	46,167	71,460
Tax Fees	—	—
All Other Fees	—	—

Total	$1,121,457	$1,183,784

Audit Fees are for professional services for the Company's annual audit, including the audit of internal control over financial reporting for fiscal 2016 and 2017, reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2016 and 2017 were for professional services associated with audits of certain managed schools and other minor matters.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2016 and 2017 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the "Committee", assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.

In this context, the Committee has met and held discussions with management and the independent auditors, as well as legal counsel. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as currently in effect and as adopted by the Public Company Accounting Oversight Board.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2017, in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on August 9, 2017. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018, and the Board of Directors accepted its recommendation.

Members of the Audit Committee
Steven B. Fink (Chairman) Aida M. Alvarez Guillermo Bron

The foregoing report is not "soliciting material," shall not be deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 20, 2017, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company's voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's voting securities. As of October 20, 2017, 41,332,774 shares of our Common Stock were outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially Owned (1)

		Percent

Stuart J. Udell (2)	$878,801	2.13%

James J. Rhyu (3)	204,591	*

Allison B. Cleveland (4)	119,555	*

Joseph P. Zarella (5)	125,882	*

Nathaniel A. Davis (6)	1,896,942	4.50%

Aida M. Alvarez (7)	3,870	*

Craig R. Barrett (8)	39,519	*

Guillermo Bron (9)	42,027	*

John M. Engler (10)	34,208	*

Steven B. Fink (11)	131,315	*

Liza McFadden (12)	2,318	*

Andrew H. Tisch (13)	437,345	1.06%

All Directors and Executive Officers as a Group (14 persons) (14)	4,052,127	9.61%

Technology Crossover Ventures (15)	4,019,536	9.72%

BlackRock, Inc. (16)	2,648,936	6.41%

The Vanguard Group (17)	2,562,446	6.20%

Dimensional Fund Advisors (18)	2,468,360	5.97%

*
Denotes less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 20, 2017 and not subject to repurchase as of that date. Shares issuable pursuant to options are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)
Includes 468,307 unvested shares of restricted Common Stock that are subject to forfeiture.

(3)
Includes 141,910 unvested shares of restricted Common Stock that are subject to forfeiture.

(4)
Includes 76,510 unvested shares of restricted Common Stock that are subject to forfeiture.

(5)
Includes 79,910 unvested shares of restricted Common Stock and 7,500 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 20, 2017. The unvested shares of restricted Common Stock are subject to forfeiture.

(6)
Includes 594,222 unvested shares of restricted Common Stock and 805,582 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 20, 2017. The unvested shares of restricted Common Stock are subject to forfeiture.

(7)
Includes 3,870 unvested shares of restricted Common Stock that are subject to forfeiture.

(8)
Includes 16,361 unvested shares of restricted Common Stock that are subject to forfeiture.

(9)
Includes 16,361 unvested shares of restricted Common Stock that are subject to forfeiture.

(10)
Includes 16,361 unvested shares of restricted Common Stock that are subject to forfeiture.

(11)
Includes 16,361 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.

(12)
Includes 2,318 unvested shares of restricted Common Stock that are subject to forfeiture.

(13)
Includes 16,361 unvested shares of restricted Common Stock that are subject to forfeiture. Also includes 244,882 shares of Common Stock held by the Andrew H. Tisch 1991 Trust #2, 35,711 shares of Common Stock held by the KAL Family Partnership and 35,711 shares of Common Stock held by the KSC Family Partnership. Mr. Tisch has voting and investment control with respect to the shares held by each of these entities.

(14)
Includes 1,520,740 unvested shares of restricted Common Stock and 813,082 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 20, 2017. The unvested shares of restricted Common Stock are subject to forfeiture.

(15)
As reported on the Schedule 13D filed on May 2, 2011 by TCV VII L.P. The aggregate beneficial ownership amount is presented for these purposes on the basis of the maximum number of shares beneficially owned by all of the members of the filing group. Includes 2,617,727 shares of Common Stock held by TCV VII, L.P. ("TCV VII"), 1,359,447 shares of Common Stock held by TCV VII (A), L.P. ("TCV VII (A)"), 22,826 shares of Common Stock held by TCV Member Fund, L.P. (the "Member Fund," together with TCV VII and TCV VII (A), the "TCV Funds") The TCV Funds are organized as "blind pool" partnerships in which the limited partners have no discretion over investment or sale decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. Technology Crossover Management VII, L.P. ("TCM VII") is the direct general partner of TCV VII and TCV VII (A). Technology Crossover Management VII, Ltd.

  ("Management VII") is the direct general partner of TCM VII, the ultimate general partner of TCV VII and TCV VII (A), and a general partner of the Member Fund. Mr. Reynolds, a former director of the Company and a Class A Director of Management VII, together with nine other individual Class A Directors of Management VII (the "Management VII Members") share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. Mr. Reynolds and each of the Management VII Members are also limited partners of TCM VII and Member Fund. Management VII, TCM VII and each of the Management VII Members disclaim beneficial ownership of any shares held by the TCV Funds except to the extent of their respective pecuniary interests. The address for Technology Crossover Ventures and the TCV Funds is 528 Ramona Street, Palo Alto, CA 94301.

(16)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on January 25, 2017. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(17)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 10, 2017. The address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(18)
Based solely on publicly available filings with the SEC, including the Schedule 13G filed on February 9, 2017. The address for Dimensional Fund Advisors, LP is Building One 6300 Bee Cave Road, Austin, TX 78746.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2017, except for a Form 4 for Mr. Davis covering one transaction that was filed late on February 17, 2017 due to an administrative error and a Form 4 for Mr. Reynolds.

INTEREST OF CERTAIN PERSONS IN
MATTERS TO BE ACTED ON

No director or executive officer of K12 who has served in such capacity since July 1, 2016, or any associate of any such director or officer, to the knowledge of the executive officers of K12, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 27, 2018. Accordingly, stockholder proposals must be received no later than June 29, 2018. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2018 Annual Meeting of Stockholders, any notification must be made no earlier than August 16, 2018 and no later than September 15, 2018. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal 2017, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Thursday, December 4, 2017, which is eight business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of October 27, 2017. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

 . K12 INC. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 X Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 14, 2017. Vote by Internet • Go to www.investorvote.com/LRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed herein; FOR Proposals 2 and 4; and every 1 Year for + 1. ELECTION OF DIRECTORS:For WithholdFor WithholdFor Withhold 01 - Aida M. Alvarez 04 - Nathaniel A. Davis 07 - Liza McFadden 02 - Craig R. Barrett 05 - John M. Engler 08 - Stuart J. Udell 03 - Guillermo Bron 06 - Steven B. Fink 2. TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS 4. RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018 ForAgainst Abstain 3. TO RECOMMEND, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION 1 Year 2 Years 3 Years Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below PLEASE SIGN name(s) exactly as shown above. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890J N T + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 1 U P X 3 5 1 6 8 4 1 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 02P8QE

. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2017. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.edocumentview.com/LRN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2017 ANNUAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders on December 14, 2017 at 10:00 A.M. The undersigned stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Stuart J. Udell and Howard D. Polsky, and each of them, with the power to act without the other and with the power of substitution, as proxies (the “Proxy Holders”) and attorneys-in-fact for the undersigned, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 14, 2017 at 10:00 A.M., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted “FOR” the election of the Board of Directors nominees named in the proxy statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; FOR “1 Year” on the advisory vote on the frequency of future advisory votes on executive compensation; and “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person. PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2017 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting. THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.+